Exhibit 99.9

Estimates

Fiscal Year Ending March 31, 2016

Estimates

Fiscal Year Ending March 31, 2016

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of
Finance.
Estimates of revenue and expenditure. ISSN
0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987;
Ministry of Finance and Corporate Relations,
1988-
ISSN 0712-45975=Estimates — Province of
British Columbia

1. British Columbia — Appropriations and
expenditures — Periodicals.2.Budget — British
Columbia —
Periodicals. I. British Columbia. Ministry of
Finance. II. British Columbia. Ministry of
Finance and Corporate Relations. III. Title.

HJ13.B742 354.7110072’225

Rev. Mar. 1987

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act (BTAA); the timing of their presentation is outlined in section 6 of the BTAA.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the consolidated revenue fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2015/16. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and forecast information for the 2014/15 fiscal year for comparative purposes.

For core government — viz. the CRF — the Estimates form the basis for annual appropriations approved by the Legislative Assembly for both operating and financing transactions upon the enactment of a Supply Act. The General Fund is the main operating account within the CRF and includes a number of Special Accounts where the statutory authority for specific expenditures is derived from statutes other than a Supply Act.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each special office, ministry, and other purpose. The Vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however, they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and special account appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget website at http://www.bcbudget.gov.bc.ca/.

The 2015/16 Estimates are comprised of three separate sections:

1.                      Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated CRF appropriations.

2.                      Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the CRF arranged by special office, ministry, or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by sub-votes and group account classification.

Each special office, ministry, or other grouping is presented on a similar basis.

1.	Summary — summarizes total voted and statutory (Special Account) expense, capital, and other financing transactions.
2.

Core Business Summary — for ministries, discloses operating expenses, capital expenditures, and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.

Vote Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.	Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.
5.

Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.                      Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2014/15 main Estimates to the restated 2014/15 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; a summary of financing transactions for capital expenditures; a summary of financing transactions for loans, investments and other requirements; a summary of financing transactions for revenue collected for, and transferred to, other entities; a summary of ministerial accountability for voted operating expenses; an estimated CRF operating result; a summary of major service delivery agency revenues and expenses; and an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on in the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation — statutory or voted.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry, or other appropriation section of the Estimates in two places: the Core Business Summary and the Group Account Classification Summary.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services, and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

The expense disclosure in the Core Business Summary only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e., the FAA section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board — in effect, limiting their inherent spending authority. Details on internal and external recoveries by vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of disbursements in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts of these disbursements are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These disbursements are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures — Schedule C

These disbursements reflect the acquisition cost of tangible capital assets. While the initial disbursement is not part of operating expenses, the amortization of the cost of tangible capital assets is included in operating budgets. Schedule C summarizes core government capital acquisitions that are voted on in the Legislature and the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements — Schedule D

The government disburses funds from the CRF for a variety of purposes related to ministry operations, including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected for, and Transferred to, Other Entities — Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of the program or entities and remits it to them. While these receipts are not considered government revenue, the payments into and out of the CRF must be authorized by the Legislature.

vi

SUMMARY INFORMATION

Estimates Accounting Policies

Estimates Significant Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Reconciliation of Estimated Surplus/Deficit to Estimated Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Appropriations

ESTIMATES ACCOUNTING POLICIES

Estimates Accounting Policies

1.                     Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2015/16 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act (BTAA) and as recommended by the independent Public Sector Accounting Board (PSAB) of the Canadian Institute of Chartered Accountants, with the exception of regulatory accounting, where Treasury Board has adopted the US Financial Accounting Standards Board guidance in accordance with the provisions in the BTAA. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2013/14 Public Accounts on the Ministry of Finance website at: http://www.fin.gov.bc.ca/ocg/pa/13_14/pa13_14.htm.

2.                     Reporting Entity — The government reporting entity includes organizations that meet the criteria of control (by the province) as established under GAAP. This includes the Consolidated Revenue Fund, service delivery agencies, government partnerships, and self-supported Crown corporations. Service delivery agencies include school districts, post-secondary institutions, health authorities and hospital societies, and taxpayer-supported Crown corporations and agencies.

3.                     Consolidation — The 2015/16 Estimates fully consolidates the Consolidated Revenue Fund with the individual assets, liabilities, revenues, and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

ESTIMATES SIGNIFICANT PRESENTATION CHANGES

Significant Presentation Changes in the 2015/16 Estimates

For comparative purposes the 2014/15 Estimates and Forecast have been restated to be consistent with the 2015/16 Estimates presentation as follows:

1.                      Consolidated Revenue Fund (CRF) — Schedule A presents a detailed reconciliation of the restatement of CRF operating expenses and capital expenditures. These restatements reflect the government reorganizations since the 2014/15 Estimates as presented to the Legislative Assembly February 18, 2014; incorporate a number of inter-ministry transfers and/or changes; and adjust total expense for presentation changes.

2.                      Summary Financial Statements — There are no presentation changes to the comparative summary financial projections for 2014/15.

ESTIMATES, 15/16

ESTIMATED STATEMENT OF FINANCIAL POSITION 1

($000)

Estimates [2]	Forecast [2]		Estimates
2014/15	2014/15		2015/16
		Financial Assets[3]
2,030,000	2,793,000	Cash and temporary investments	1,838,000
5,447,000	5,151,000	Receivables and inventories for resale	4,948,000
4,542,000	4,221,000	Loans and other investments	4,736,000
779,000	911,000	Sinking funds	915,000
8,033,000	8,195,000	Equity in self-supported Crown corporations	8,442,000
20,757,000	20,723,000	Financed assets of self-supported Crown corporations [4]	21,830,000
41,588,000	41,994,000	Total Financial Assets	42,709,000

		Liabilities
9,143,000	7,938,000	Accounts payable and accrued liabilities	7,915,000
8,744,000	9,824,000	Deferred revenue	9,691,000
17,887,000	17,762,000		17,606,000
		Debt [5]
64,538,000	63,730,000	Total provincial debt	65,710,000
779,000	911,000	Add: Debt offset by sinking funds	915,000
(730,000)	(725,000)	Less: Guarantees and non-guaranteed debt	(717,000)
64,587,000	63,916,000	Financial statement debt before forecast allowance	65,908,000
200,000	100,000	Forecast allowance	250,000
64,787,000	64,016,000	Total Debt	66,158,000
82,674,000	81,778,000	Total Liabilities	83,764,000
(41,086,000)	(39,784,000)	Net Liabilities	(41,055,000)

		Non-Financial Assets[3]
39,949,000	39,308,000	Investment in capital assets (net) [6]	40,930,000
1,607,000	1,560,000	Restricted assets	1,614,000
1,287,000	1,518,000	Other assets	1,427,000
42,843,000	42,386,000	Total Non-Financial Assets	43,971,000
1,757,000	2,602,000	Accumulated Surplus (Deficit)	2,916,000

1 Figures have been rounded to the nearest million.

2 The 2014/15 Estimates and Forecast amounts have been restated to conform with the 2015/16 Estimates presentation. See Significant Presentation Changes for details.

3 Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

4 Includes loans to Crown corporations for the purchase of capital assets.

5 Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non- guaranteed debt of commercial operations under provincial government control. These amounts are disclosed separately for information purposes.

6 Investment in capital assets is reported net of amortization.

ESTIMATES, 15/16

ESTIMATED STATEMENT OF OPERATIONS 1

($000)

Estimates [2]	Forecast [2]			Estimates
2014/15	2014/15			2015/16

44,800,000	45,772,000		Total Revenue	46,365,000
44,416,000	44,793,000		Total Expenses	45,831,000
384,000	979,000		Surplus (Deficit) before forecast allowance	534,000
(200,000)	(100,000)		Forecast allowance	(250,000)
184,000	879,000		Surplus (Deficit)	284,000

1,457,000	1,654,000	[3]	Accumulated surplus (deficit), beginning of year, excluding comprehensive income	2,533,000
1,641,000	2,533,000		Accumulated surplus (deficit) before comprehensive income	2,817,000
116,000	69,000		Accumulated comprehensive income of self-supported Crown corporations	99,000
1,757,000	2,602,000		Accumulated Surplus (Deficit), end of year	2,916,000

RECONCILIATION OF ESTIMATED SURPLUS/DEFICIT TO ESTIMATED CHANGE IN DEBT 1

($000)

Estimates [2]	Forecast [2]		Estimates
2014/15	2014/15		2015/16
(384,000)	(979,000)	(Surplus) Deficit before forecast allowance [4]	(534,000)
(2,205,000)	(2,107,000)	Adjustment for non-cash items [5]	(2,109,000)
37,000	768,000	Self-supported Crown corporation retained earnings for the year [6]	217,000
492,000	(140,000)	(Increase) decrease in deferred revenue	133,000
50,000	(56,000)	Increase (decrease) in restricted and other assets	(37,000)
(864,000)	410,000	Working capital changes (net)	(1,135,000)
(2,874,000)	(2,104,000)	Operating Requirement (Repayment)	(3,465,000)
280,000	47,000	Loans, investments and other requirements (Schedule D)	515,000
(330,000)	(344,000)	Liquidation of consolidated revenue fund investments	—
(46,000)	76,000	Increase (decrease) in debt sinking fund balances	4,000
(96,000)	(221,000)	Investing Requirement (Repayment)	519,000
4,030,000	3,637,000	Capital investment requirement of taxpayer-supported organizations (Schedule C)	3,731,000
1,696,000	1,802,000	Increase (decrease) in financed assets of self-supported Crown corporations	1,107,000
5,726,000	5,439,000	Financing Requirement	4,838,000

200,000	100,000	Forecast allowance	250,000

2,956,000	3,214,000	Net increase (decrease) in total debt	2,142,000
61,831,000	60,802,000	Total debt, beginning of year	64,016,000
64,787,000	64,016,000	Total Debt, end of year	66,158,000

1  Figures have been rounded to the nearest million.

2  The 2014/15 Estimates and Forecast amounts have been restated to conform with the 2015/16 Estimates presentation. See Significant Presentation Changes for details.

3  The actual balance as at the end of 2013/14 as reported in the 2013/14 Public Accounts.

4  For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt.

5  These adjustments include amortization of capital assets and valuation adjustments.

6  Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 15/16

ESTIMATED REVENUE BY SOURCE 1

($000)

Estimates [2]	Forecast [2]		Estimates
2014/15	2014/15		2015/16
		Taxation Revenue
7,491,000	8,063,000	Personal income	7,948,000
2,348,000	2,636,000	Corporate income	2,630,000
5,964,00	5,672,000	Sales [3]	5,970,000
936,000	927,000	Fuel	934,000
1,228,000	1,240,000	Carbon	1,261,000
780,000	770,000	Tobacco	770,000
2,156,000	2,137,000	Property	2,225,000
804,000	1,039,000	Property transfer	928,000
450,000	454,000	Other [4]	460,000
22,157,000	22,938,000	Total Taxation Revenue	23,126,000
		Natural Resource Revenue
441,000	542,000	Natural gas royalties	344,000
806,000	835,000	Crown land tenures	784,000
507,000	365,000	Other energy and minerals	328,000
785,000	757,000	Forests	835,000
471,000	463,000	Other natural resource	466,000
3,010,000	2,962,000	Total Natural Resource Revenue	2,757,000
		Other Revenue
2,271,000	2,277,000	Medical Services Plan premiums	2,399,000
3,065,000	3,131,000	Other fees and licences	3,235,000
1,091,000	1,127,000	Investment earnings	1,137,000
2,958,000	2,716,000	Miscellaneous [5]	3,161,000
9,385,000	9,251,000	Total Other Revenue	9,932,000
		Contributions from the Federal Government
5,840,000	5,812,000	Health and social transfers	6,142,000
1,523,000	1,567,000	Other cost-shared agreements [6]	1,504,000
7,363,000	7,379,000	Total Contributions from the Federal Government	7,646,000
		Self-supported Crown Corporations
582,000	588,000	British Columbia Hydro and Power Authority	653,000
862,000	871,000	British Columbia Liquor Distribution Branch	881,000
1,183,000	1,198,000	British Columbia Lottery Corporation	1,206,000
252,000	600,000	Insurance Corporation of British Columbia	210,000
(79,000)	(89,000)	Transportation Investment Corporation	(101,000)
85,000	74,000	Other	55,000
2,885,000	3,242,000	Net Earnings of Self-supported Crown Corporations	2,904,000
44,800,000	45,772,000	Total Revenue	46,365,000

1  Figures have been rounded to the nearest million.

2  The 2014/15 Estimates and Forecast amounts have been restated to conform with the 2015/16 Estimates presentation. See Significant Presentation Changes for details.

3  Includes provincial sales tax, tax on designated property, HST/PST housing transition tax, and harmonized sales tax related to prior years.

4  Includes corporation capital and insurance premium taxes.

5  Includes reimbursements for health care and other services provided to external agencies and other recoveries.

6  Includes contributions for health, education, community development, housing and social service programs, and transportation projects.

ESTIMATES, 14/15

ESTIMATED EXPENSE BY FUNCTION 1

($000)

Estimates [2]	Forecast [2]		Estimates
2014/15	2014/15		2015/16

		Health
4,220,000	4,176,000	Medical Services Plan	4,282,000
1,120,000	1,121,000	Pharmacare	1,144,000
12,483,000	12,415,000	Regional services	12,849,000
860,000	832,000	Other health	786,000
18,683,000	18,544,000	Total Health	19,061,000
		Education
6,125,000	6,113,000	Elementary and secondary	6,259,000
5,317,000	5,384,000	Post-secondary	5,454,000
457,000	464,000	Other education	477,000
11,899,000	11,961,000	Total Education	12,190,000
		Social Services
1,576,000	1,575,000	Social assistance	1,605,000
1,015,000	1,013,000	Childcare services	1,258,000
247,000	234,000	Low income refundable tax credit transfers	245,000
865,000	888,000	Community living and other social services	901,000
3,703,000	3,710,000	Total Social Services	4,009,000

1,393,000	1,419,000	Protection of persons and property	1,423,000
1,629,000	1,601,000	Transportation	1,713,000
1,757,000	2,029,000	Natural resources and economic development	1,867,000
1,294,000	1,309,000	Other	1,290,000
300,000	300,000	Contingencies	350,000
1,180,000	1,408,000	General government	1,280,000
2,578,000	2,512,000	Debt servicing	2,648,000
44,416,000	44,793,000	Total Expense	45,831,000

1  Figures have been rounded to the nearest million.

2  The 2014/15 Estimates and Forecast amounts have been restated to conform with the 2015/16 Estimates presentation. See Significant Presentation Changes for details.

ESTIMATES, 15/16

ESTIMATED EXPENSE BY ORGANIZATION 1

($000)

Estimates [2]	Forecast [2]		Estimates
2014/15	2014/15		2015/16

69,565	69,565	Legislation	69,565
48,619	48,619	Officers of the Legislature	52,387
9,008	9,008	Office of the Premier	9,028
82,275	84,275	Ministry of Aboriginal Relations and Reconciliation	86,883
1,973,436	1,972,436	Ministry of Advanced Education	1,960,606
80,024	80,024	Ministry of Agriculture	80,229
1,339,206	1,339,206	Ministry of Children and Family Development	1,378,927
221,360	221,360	Ministry of Community, Sport and Cultural Development	228,470
5,386,605	5,396,605	Ministry of Education	5,498,443
21,407	30,407	Ministry of Energy and Mines	27,825
133,548	133,548	Ministry of Environment	150,467
202,189	268,189	Ministry of Finance	219,893
592,883	834,883	Ministry of Forests, Lands and Natural Resource Operations	608,287
16,953,158	16,928,158	Ministry of Health	17,444,433
34,296	34,296	Ministry of International Trade	48,521
198,668	198,668	Ministry of Jobs, Tourism and Skills Training	198,860
1,154,337	1,169,337	Ministry of Justice	1,172,381
400,940	400,940	Ministry of Natural Gas Development	444,265
2,529,819	2,529,819	Ministry of Social Development and Social Innovation	2,593,575
490,663	490,663	Ministry of Technology, Innovation and Citizens’ Services	492,889
812,293	812,293	Ministry of Transportation and Infrastructure	813,473
1,285,466	1,220,466	Management of Public Funds and Debt	1,266,645
2,137,235	2,059,235	Other Appropriations	2,336,948
36,157,000	36,332,000	Total Appropriations	37,183,000
(17,000)	(17,000)	Elimination of transactions between appropriations [3]	(20,000)
—	(65,000)	Reversal of prior year over accruals	—
36,140,000	36,250,000	Consolidated Revenue Fund Expense	37,163,000
2,599,000	2,618,000	Expenses recovered from external entities [4]	2,675,000
(22,016,000)	(21,746,000)	Grants to service delivery agencies and other internal transfers [5]	(22,477,000)
16,723,000	17,122,000	Ministries and special offices program expense	17,361,000
		Service delivery agency expense [6]
5,667,000	5,407,000	School districts	5,786,000
5,277,000	5,315,000	Post-secondary institutions	5,382,000
13,108,000	13,242,000	Health authorities and hospital societies	13,446,000
3,743,000	3,707,000	Other service delivery agencies	3,856,000
27,795,000	27,671,000	Service delivery agency expense	28,470,000
(102,000)	—	Further expenditure management	—
44,416,000	44,793,000	Total expense	45,831,000

1  Figures other than appropriations have been rounded to the nearest million.

2  The 2014/15 Estimates and Forecast amounts have been restated to conform with the 2015/16 Estimates presentation. See Significant Presentation Changes for details.

3  Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

4  Consolidated Revenue Fund expenses are reported net of cost recoveries received from external entities in order to arrive at net Vote requirements. On consolidation, the cost recoveries are added to expense for purposes of reporting total spending by government.

5  Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

6  See Schedule H for details on estimated revenues and expenses for the major service delivery agencies.

ESTIMATES, 15/16

ESTIMATED CONSOLIDATED REVENUE FUND APPROPRIATIONS

($000)

Estimates [1]	Vote		Estimates
2014/15	No [2]		2015/16

		Legislation
69,565	1	Legislation	69,565
69,565		Total Voted Appropriations	69,565
69,565		Total Appropriations	69,565

		Officers of the Legislature
16,621	2	Auditor General	16,945
567	3	Conflict of Interest Commissioner	567
8,210	4	Elections BC	11,080
5,526	5	Information and Privacy Commissioner	5,636
1,039	6	Merit Commissioner	1,054
5,615	7	Ombudsperson	5,802
3,124	8	Police Complaint Commissioner	3,165
7,917	9	Representative for Children and Youth	8,138
48,619		Total Voted Appropriations	52,387
48,619		Total Appropriations	52,387

		Office of the Premier
9,008	10	Office of the Premier	9,028
9,008		Total Voted Appropriations	9,028
9,008		Total Appropriations	9,028

		Ministry of Aboriginal Relations and Reconciliation
36,495	11	Ministry Operations	38,633
42,454	12	Treaty and Other Agreements Funding	43,091
78,949		Total Voted Appropriations	81,724

2,830	(S)	First Citizens Fund	2,630
496	(S)	First Nations Clean Energy Business Fund special account	2,529
3,326		Total Statutory Appropriations	5,159
82,275		Total Appropriations	86,883

		Ministry of Advanced Education
1,936,181	13	Ministry Operations	1,923,282
37,255	14	Government Communications and Public Engagement	37,324
1,973,436		Total Voted Appropriations	1,960,606
1,973,436		Total Appropriations	1,960,606

1   For comparison purposes, amounts shown for 2014/15 operating expenses have been restated to be consistent with the presentation of the 2015/16 Estimates. Schedule A presents a detailed reconciliation.

2   An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 15/16

ESTIMATED CONSOLIDATED REVENUE FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2014/15	No [2]		2015/16

		Ministry of Agriculture
64,508	15	Ministry Operations	64,823
3,516	16	Agricultural Land Commission	3,406
68,024		Total Voted Appropriations	68,229

20,800	(S)	Production Insurance Account	20,800
(8,800)		Less: Transfer from Ministry Operations Vote	(8,800)
12,000		Total Statutory Appropriations	12,000
80,024		Total Appropriations	80,229

		Ministry of Children and Family Development
1,339,206	17	Ministry Operations	1,378,927
1,339,206		Total Voted Appropriations	1,378,927
1,339,206		Total Appropriations	1,378,927

		Ministry of Community, Sport and Cultural Development
210,718	18	Ministry Operations	215,828
210,718		Total Voted Appropriations	215,828

2,500	(S)	BC Arts and Culture Endowment special account	2,500
1,700	(S)	Physical Fitness and Amateur Sports Fund	1,700
6,442	(S)	University Endowment Lands Administration Account	8,442
10,642		Total Statutory Appropriations	12,642
221,360		Total Appropriations	228,470

		Ministry of Education
5,350,204	19	Ministry Operations	5,460,832
5,350,204		Total Voted Appropriations	5,460,832

30,001	(S)	British Columbia Training and Education Savings Program special account	30,001
6,400	(S)	Teachers Act Special Account	7,610
36,401		Total Statutory Appropriations	37,611
5,386,605		Total Appropriations	5,498,443

		Ministry of Energy and Mines
19,107	20	Ministry Operations	25,524
19,107		Total Voted Appropriations	25,524

2,300	(S)	Innovative Clean Energy Fund special account	2,301
2,300		Total Statutory Appropriations	2,301
21,407		Total Appropriations	27,825

1   For comparison purposes, amounts shown for 2014/15 operating expenses have been restated to be consistent with the presentation of the 2015/16 Estimates. Schedule A presents a detailed reconciliation.

2  An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 15/16

ESTIMATED CONSOLIDATED REVENUE FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2014/15	No [2]		2015/16

		Ministry of Environment
101,243	21	Ministry Operations	118,122
11,570	22	Environmental Assessment Office	11,610
112,813		Total Voted Appropriations	129,732

1,800	(S)	Park Enhancement Fund special account	1,800
18,935	(S)	Sustainable Environment Fund	18,935
20,735		Total Statutory Appropriations	20,735
133,548		Total Appropriations	150,467

		Ministry of Finance
127,361	23	Ministry Operations	144,862
19,819	24	Gaming Policy and Enforcement	19,872
50,807	25	BC Public Service Agency	50,957
1	26	Benefits	1
197,988		Total Voted Appropriations	215,692

4,191	(S)	Insurance and Risk Management Account	4,191
10	(S)	Provincial Home Acquisition Wind Up special account	10
4,201		Total Statutory Appropriations	4,201
202,189		Total Appropriations	219,893

		Ministry of Forests, Lands and Natural Resource Operations
373,945	27	Ministry Operations	380,457
63,165	28	Direct Fire	63,165
437,110		Total Voted Appropriations	443,622

155,753	(S)	BC Timber Sales Account	164,645
20	(S)	Crown Land special account	20
—	(S)	Forest Stand Management Fund	—
155,773		Total Statutory Appropriations	164,665
592,883		Total Appropriations	608,287

		Ministry of Health
16,805,908	29	Ministry Operations	17,297,183
16,805,908		Total Voted Appropriations	17,297,183

147,250	(S)	Health Special Account	147,250
147,250		Total Statutory Appropriations	147,250
16,953,158		Total Appropriations	17,444,433

1 For comparison purposes, amounts shown for 2014/15 operating expenses have been restated to be consistent with the presentation of the 2015/16 Estimates. Schedule A presents a detailed reconciliation.

2 An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 15/16

ESTIMATED CONSOLIDATED REVENUE FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2014/15	No [2]		2015/16

		Ministry of International Trade
34,296	30	Ministry Operations	48,521
34,296		Total Voted Appropriations	48,521
34,296		Total Appropriations	48,521

		Ministry of Jobs, Tourism and Skills Training
198,168	31	Ministry Operations	198,360
198,168		Total Voted Appropriations	198,360

500	(S)	Northern Development Fund	500
500		Total Statutory Appropriations	500
198,668		Total Appropriations	198,860

		Ministry of Justice
1,024,928	32	Ministry Operations	1,039,955
68,109	33	Judiciary	71,118
24,500	34	Crown Proceeding Act	24,500
7,536	35	Independent Investigations Office	7,544
1	36	British Columbia Utilities Commission	1
14,478	37	Emergency Program Act	14,478
1,139,552		Total Voted Appropriations	1,157,596

—	(S)	Civil Forfeiture Account	—
1,281	(S)	Corrections Work Program Account	1,281
—	(S)	Criminal Asset Management Fund	—
8,577	(S)	Public Guardian and Trustee Operating Account	8,577
(8,577)		Less: Transfer from Ministry Operations Vote	(8,577)
13,504	(S)	Victim Surcharge Special Account	13,504
14,785		Total Statutory Appropriations	14,785
1,154,337		Total Appropriations	1,172,381

		Ministry of Natural Gas Development
20,249	38	Ministry Operations	23,872
368,691	39	Housing	408,393
388,940		Total Voted Appropriations	432,265

12,000	(S)	Housing Endowment Fund special account	12,000
12,000		Total Statutory Appropriations	12,000
400,940		Total Appropriations	444,265

1   For comparison purposes, amounts shown for 2014/15 operating expenses have been restated to be consistent with the presentation of the 2015/16 Estimates. Schedule A presents a detailed reconciliation.

2   An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 15/16

ESTIMATED CONSOLIDATED REVENUE FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2014/15	No [2]		2015/16

		Ministry of Social Development and Social Innovation
2,529,819	40	Ministry Operations	2,593,575
2,529,819		Total Voted Appropriations	2,593,575
2,529,819		Total Appropriations	2,593,575

		Ministry of Technology, Innovation and Citizens’ Services
63,703	41	Ministry Operations	63,971
426,960	42	Shared Services BC	428,918
490,663		Total Voted Appropriations	492,889
490,663		Total Appropriations	492,889

		Ministry of Transportation and Infrastructure
812,293	43	Ministry Operations	813,473
812,293		Total Voted Appropriations	813,473
812,293		Total Appropriations	813,473

		Management of Public Funds and Debt
1,285,466	44	Management of Public Funds and Debt	1,266,645
1,285,466		Total Voted Appropriations	1,266,645
1,285,466		Total Appropriations	1,266,645

		Other Appropriations
300,000	45	Contingencies (All Ministries) and New Programs	350,000
1,048,243	46	Capital Funding	1,001,447
1	47	Commissions on Collection of Public Funds	1
1	48	Allowances for Doubtful Revenue Accounts	1
778,000	49	Tax Transfers	975,000
2,600	50	Auditor General for Local Government	2,600
2,500	51	Electoral Boundaries Commission	2,000
2,075	52	Environmental Appeal Board and Forest Appeals Commission	2,081
3,815	53	Forest Practices Board	3,818
2,137,235		Total Voted Appropriations	2,336,948

2,137,235		Total Appropriations	2,336,948

		Summary
35,737,087		Total Voted Appropriations	36,749,151
419,913		Total Statutory Appropriations	433,849
36,157,000		Total Appropriations	37,183,000

1   For comparison purposes, amounts shown for 2014/15 operating expenses have been restated to be consistent with the presentation of the 2015/16 Estimates. Schedule A presents a detailed reconciliation.

2  An (S) under the Vote No column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,
MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education

Ministry of Agriculture

Ministry of Children and Family Development

Ministry of Community, Sport and Cultural Development

Ministry of Education

Ministry of Energy and Mines

Ministry of Environment

Ministry of Finance

Ministry of Forests, Lands and Natural Resource Operations

Ministry of Health

Ministry of International Trade

Ministry of Jobs, Tourism and Skills Training

Ministry of Justice

Ministry of Natural Gas Development

Ministry of Social Development and Social Innovation

Ministry of Technology, Innovation and Citizens’ Services

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATION
Vote 1 — Legislation	69,565	69,565

OPERATING EXPENSES	69,565	69,565

CAPITAL EXPENDITURES [2]	3,392	2,830
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

LEGISLATION

SUMMARY - OPERATING EXPENSES BY SUB-VOTE

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 1 — LEGISLATION

This vote provides for the operation and administration of the Legislative Assembly and its parliamentary committees; it also includes provisions for Members’ and staff compensation, constituency office allowances, caucus support services, Parliament Buildings and precinct maintenance, and other related costs. Costs may be recovered from ministries for services described within this vote.

OPERATING EXPENSES
Members’ Services	36,068	36,279
Caucus Support Services	7,097	7,211
Office of the Speaker	420	418
Clerk of the House	1,130	1,017
Clerk of the Committees	628	628
Legislative Operations	13,413	13,161
Sergeant-at-Arms	4,623	4,862
Hansard	4,015	3,818
Legislative Library	2,171	2,171
	69,565	69,565

CAPITAL EXPENDITURES
Legislative Operations	3,392	2,830

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	39,496	40,586
Operating Costs	11,943	11,001
Other Expenses	18,652	18,511
Internal Recoveries	(526)	(533)
TOTAL OPERATING EXPENSES	69,565	69,565

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATIONS
Vote 2 — Auditor General	16,621	16,945
Vote 3 — Conflict of Interest Commissioner	567	567
Vote 4 — Elections BC	8,210	11,080
Vote 5 — Information and Privacy Commissioner	5,526	5,636
Vote 6 — Merit Commissioner	1,039	1,054
Vote 7 — Ombudsperson	5,615	5,802
Vote 8 — Police Complaint Commissioner	3,124	3,165
Vote 9 — Representative for Children and Youth	7,917	8,138

OPERATING EXPENSES	48,619	52,387
CAPITAL EXPENDITURES [2]	1,810	1,035
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Auditor General	16,621	16,945	—	16,945
Conflict of Interest Commissioner	567	567	—	567
Elections BC	8,210	11,080	—	11,080
Information and Privacy Commissioner	5,526	5,638	(2)	5,636
Merit Commissioner	1,039	1,054	—	1,054
Ombudsperson	5,615	5,867	(65)	5,802
Police Complaint Commissioner	3,124	3,166	(1)	3,165
Representative for Children and Youth	7,917	8,140	(2)	8,138

TOTAL OPERATING EXPENSES	48,619	52,457	(70)	52,387

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Auditor General	760	100	—	100
Conflict of Interest Commissioner	—	25	—	25
Elections BC	700	700	—	700
Information and Privacy Commissioner	45	45	—	45
Merit Commissioner	15	15	—	15
Ombudsperson	75	75	—	75
Police Complaint Commissioner	25	25	—	25
Representative for Children and Youth	190	50	—	50

TOTAL CAPITAL EXPENDITURES	1,810	1,035	—	1,035

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help Members of the Legislative Assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the Legislature.

OPERATING EXPENSES
Auditor General	16,621	16,945

CAPITAL EXPENDITURES
Auditor General	760	100

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	567	567

CAPITAL EXPENDITURES
Conflict of Interest Commissioner	—	25

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, provincial and local election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act, the Recall and Initiative Act, and the Local Elections Campaign Financing Act.

OPERATING EXPENSES
Elections BC	8,210	11,080

CAPITAL EXPENDITURES
Elections BC	700	700

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Office of the Information and Privacy Commissioner and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act and under the Personal Information Protection Act, with a broad mandate to protect the rights given to the public under the Freedom of Information and Protection of Privacy Act and the Personal Information Protection Act. This includes: conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyists Registration Act. This vote also provides for freedom of information and protection of privacy conferences sponsored or hosted by the Office of the Information and Privacy Commissioner. Costs may be recovered from ministries, participants, and sponsoring organizations for services described within this vote.

OPERATING EXPENSES
Information and Privacy Commissioner	5,526	5,636

CAPITAL EXPENDITURES
Information and Privacy Commissioner	45	45

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Merit Commissioner. The Merit Commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to and within the BC Public Service as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	1,039	1,054

CAPITAL EXPENDITURES
Merit Commissioner	15	15

VOTE 7 — OMBUDSPERSON

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsperson. The Ombudsperson is an officer of the Legislature under the authority of the Ombudsperson Act. The Office of the Ombudsperson fairly and impartially investigates the actions and the decisions of government bodies. The jurisdiction of the Ombudsperson extends to provincial ministries, agencies, boards and commissions, Crown corporations, local governments, health authorities, school districts, colleges, universities, governing bodies of professional and occupational associations, and other authorities listed in the schedule to the Ombudsperson Act. The Ombudsperson may undertake initiatives to increase public understanding of the role of the Ombudsperson and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote also provides for the delivery of corporate shared services to other Offices of the Legislature and database application services to other jurisdictions. Costs may be recovered from Officers of the Legislature, other jurisdictions, and external organizations for services described within this vote.

OPERATING EXPENSES
Ombudsperson	5,615	5,802

CAPITAL EXPENDITURES
Ombudsperson	75	75

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature under the authority of the Police Act. Costs may be recovered from external organizations for services described within this vote.

OPERATING EXPENSES
Police Complaint Commissioner	3,124	3,165

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for salaries, benefits, and expenses for the operation of the Office of the Representative for Children and Youth. The Representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The Representative reviews, investigates, and reports on critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families and young adults up to age 24 who are eligible to receive services from Community Living British Columbia, respecting designated services; and monitors, reviews, and audits the provision of designated services. This vote also provides for conferences and events hosted or sponsored by the Representative for Children and Youth. Costs may be recovered from ministries, participants, and sponsoring organizations for services described within this vote.

OPERATING EXPENSES
Representative for Children and Youth	7,917	8,138

CAPITAL EXPENDITURES
Representative for Children and Youth	190	50

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	33,715	35,271
Operating Costs	15,615	17,112
Government Transfers	74	74
Other Expenses	6	765
Internal Recoveries	(721)	(765)
External Recoveries	(70)	(70)
TOTAL OPERATING EXPENSES	48,619	52,387

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision-making and effective service delivery, supported by transparency and accountability of government practices.

SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATION
Vote 10 — Office of the Premier	9,008	9,028

OPERATING EXPENSES	9,008	9,028

CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICE OF THE PREMIER

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	2,456	3,163	(700)	2,463
Executive and Support Services	6,552	6,566	(1)	6,565

TOTAL OPERATING EXPENSES	9,008	9,729	(701)	9,028

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Intergovernmental Relations Secretariat and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,456	2,463

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This sub-vote also provides for the Office of Protocol. This includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Co-operation Agreement on Official Languages. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries; federal, provincial, territorial, and municipal governments; and other entities for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,031	3,041
Executive Operations	3,521	3,524
	6,552	6,565

Voted Appropriations Description: This sub-vote provides for the office of the Premier and includes salaries, benefits, allowances, and operating expenses for the Premier and staff; the management of cross-government issues and corporate planning; funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances, and operating expenses for the deputy minister’s office; salaries, benefits, and other expenses incurred in providing policy, planning, and operational support to the Executive Council and its committees; and for the planning and coordination of legislative priorities. Costs may be recovered from ministries, Crown agencies, and other organizations within government for services described within this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	9,008	9,028

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	7,909	7,918
Operating Costs	1,466	1,466
Government Transfers	521	521
Other Expenses	300	311
Internal Recoveries	(487)	(487)
External Recoveries	(701)	(701)
TOTAL OPERATING EXPENSES	9,008	9,028

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to lead provincial efforts on reconciliation and improvement of social and economic outcomes for Aboriginal peoples on behalf of all British Columbians through negotiating reconciliation agreements and treaties, supporting the goals of the New Relationship, building relationships and raising awareness, supporting culture and language revitalization, economic initiatives, community development, and capacity building.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATIONS
Vote 11 — Ministry Operations	36,495	38,633
Vote 12 — Treaty and Other Agreements Funding	42,454	43,091

STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	2,830	2,630
First Nations Clean Energy Business Fund Special Account	496	2,529

OPERATING EXPENSES	82,275	86,883
CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Negotiations and Regional Operations	13,537	14,144	(58)	14,086
Partnerships and Community Renewal	4,228	4,323	(2)	4,321
Strategic Initiatives	14,345	16,236	(402)	15,834
Executive and Support Services	4,385	4,394	(2)	4,392
Treaty and Other Agreements Funding	42,454	52,237	(9,146)	43,091
First Citizens Fund Special Account	2,830	2,630	—	2,630
First Nations Clean Energy Business Fund Special Account	496	2,529	—	2,529
TOTAL OPERATING EXPENSES	82,275	96,493	(9,610)	86,883

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Negotiations and Regional Operations, Partnerships and Community Renewal, Strategic Initiatives, and Executive and Support Services.

NEGOTIATIONS AND REGIONAL OPERATIONS

Voted Appropriation
Negotiations and Regional Operations	13,537	14,086

Voted Appropriation Description: This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements, and revenue-sharing and other agreements with First Nations and the federal government; and for the negotiation of agreements with the federal government to cost-share treaties and other arrangements with First Nations. This sub-vote also provides for cross-government coordination of First Nations engagements, including development of government-to-government resource management protocols, cross-government coordination of First Nations consultation and accommodation, and treaty implementation and treaty-related measures. This sub-vote also provides for the operation of regional offices that provide customer assistance with supporting information such as guidelines on First Nations consultation. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

PARTNERSHIPS AND COMMUNITY RENEWAL

Voted Appropriation
Partnerships and Community Renewal	4,228	4,321

Voted Appropriation Description: This sub-vote provides for initiatives to close the socio-economic gaps between Aboriginal peoples and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Aboriginal peoples, and support for data development and reporting out on progress. This sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development, support to Aboriginal leadership and advisory bodies, and for administration of the First Citizens Fund and related transfers. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

STRATEGIC INITIATIVES

Voted Appropriation
Strategic Initiatives	14,345	15,834

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s New Relationship with First Nations and Aboriginal peoples through non-treaty negotiations considered strategically important to furthering the New Relationship, including revenue sharing and shared decision making, and by liaison with key First Nation groups such as the First Nations Leadership Council. This sub-vote also supports the development of treaty and non-treaty related policy in the areas of consultation, accommodation, revenue-sharing, and reconciliation; produces the provincial lands resources and governance mandates and policies that represent provincial interests at the treaty tables; provides for implementation of agreements with the federal government to cost-share treaties and other arrangements with First Nations; supports other agencies across government to implement treaties and ensure provincial obligations within the treaty are addressed; and facilitates engagement and negotiation among First Nations, provincial ministries, and key stakeholders with the aim of accommodating First Nation interests and promoting collaboration and coordination on Aboriginal issues across sectors and orders of government. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	582	582
Corporate Services	3,803	3,810
	4,385	4,392

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office and corporate administration. This sub-vote also funds the ministry’s planning efforts, including strategic, service, and business plans and performance monitoring, measurement, and reporting. This sub-vote provides for executive direction to the ministry; finance, administrative, strategic human resource, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	36,495	38,633

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for programs and operations described in the voted appropriation under the core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriation
Treaty and Other Agreements Funding	42,454	43,091

Voted Appropriation Description: This sub-vote provides for transfers to First Nations and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefit agreements, forest consultation and revenue-sharing agreements, and other agreements with First Nations. This sub-vote also provides for transfers to First Nations of revenue received from petroleum, natural gas, and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and other agreements with First Nations. Costs may be recovered from natural resource revenues for services described within this sub-vote.

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING	42,454	43,091

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund	2,830	2,630

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND

Statutory Appropriation
First Nations Clean Energy Business Fund special account	496	2,529

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	20,822	22,127
Operating Costs	7,550	7,849
Government Transfers	60,204	64,017
Other Expenses	2,471	2,504
Internal Recoveries	(4)	(4)
External Recoveries	(8,768)	(9,610)
TOTAL OPERATING EXPENSES	82,275	86,883

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the economic, educational, and cultural well-being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational, and economic opportunities, including student bursaries; heritage, language, and culture programs; Aboriginal friendship centre program delivery; and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,087	1,057
OPERATING TRANSACTIONS
Revenue	2,000	1,800
Expense	(2,830)	(2,630)
Net Revenue (Expense)	(830)	(830)

Difference Between 2014/15 Estimates and Projected Actual Net Revenue (Expense)	(200)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	1,057	227

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act in 2010. It provides for increased First Nations participation in clean energy power projects through sharing of revenue government receives from those projects or through facilitating the participation of First Nations in the clean energy sector, including supporting First Nation equity positions in those projects. The account also provides for administration costs of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,912	3,126
OPERATING TRANSACTIONS
Revenue	471	2,363
Expense	(496)	(2,529)
Net Revenue (Expense)	(25)	(166)

Difference Between 2014/15 Estimates and Projected Actual Net Revenue (Expense)	(761)

Transfer from (to) the General Fund	1,000	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	3,126	2,960

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF ADVANCED EDUCATION

The mission of the Ministry of Advanced Education is to champion innovation, inclusive communities, and an integrated post-secondary education system to maximize benefits to all British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATIONS
Vote 13 — Ministry Operations	1,936,181	1,923,282
Vote 14 — Government Communications and Public Engagement	37,255	37,324

OPERATING EXPENSES	1,973,436	1,960,606
CAPITAL EXPENDITURES [2]	504	504
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,846,961	1,832,063	(2)	1,832,061
Student Services Programs	68,495	70,397	(2)	70,395
Executive and Support Services	20,725	21,344	(518)	20,826
Government Communications and Public Engagement	26,155	26,263	(103)	26,160
Strategic Initiatives	11,100	11,166	(2)	11,164

TOTAL OPERATING EXPENSES	1,973,436	1,961,233	(627)	1,960,606

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	504	504	—	504

TOTAL CAPITAL EXPENDITURES	504	504	—	504

MINISTRY OF ADVANCED EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 13 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Educational Institutions and Organizations, Student Services Programs, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,846,961	1,832,061

Voted Appropriation Description: This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, and the federal government for services described within this sub-vote.

STUDENT SERVICES PROGRAMS

Voted Appropriation
Student Services Programs	68,495	70,395

Voted Appropriation Description: This sub-vote provides for the administration, operations, and delivery of student services programs. This sub-vote also provides financial, income, and other assistance to and for students, including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs may be recovered from educational organizations and the federal government for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	596	596
Corporate Services	20,129	20,230
	20,725	20,826

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system. This sub-vote also provides for quality assessment for public and private post-secondary degree granting institutions. This sub-vote also provides for the office of the Minister of Advanced Education and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the Parliamentary Secretary for the School of Chinese Medicine; and for corporate services to the ministry. This sub-vote also provides for activities that support the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards, and commissions. Costs may be recovered from ministries, government organizations, and the federal government for services described within this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	1,936,181	1,923,282

MINISTRY OF ADVANCED EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 14 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Government Communications and Public Engagement and Strategic Initiatives.

GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

Voted Appropriation
Government Communications and Public Engagement	26,155	26,160

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries and certain public bodies. Transfers may be provided to ministries, Crown corporations, other levels of government, and private bodies for communications-related activities. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

STRATEGIC INITIATIVES

Voted Appropriation
Strategic Initiatives	11,100	11,164

Voted Appropriation Description: This sub-vote provides for corporate leadership, cross-government planning, policy development, and innovation in the delivery of common web services for government; the integration, warehousing, and dissemination of enterprise data, including provincial spatial information; service design and business transformation services; and key programs related to open government, including open data, open information, and citizen engagement. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described in this sub-vote.

VOTE 14 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	37,255	37,324

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	47,390	48,492
Operating Costs	18,761	17,764
Government Transfers	1,926,462	1,913,462
Other Expenses	1,550	345
Internal Recoveries	(20,100)	(18,830)
External Recoveries	(627)	(627)
TOTAL OPERATING EXPENSES	1,973,436	1,960,606

MINISTRY OF AGRICULTURE

The mission of the Ministry of Agriculture is to cultivate a competitive and socially responsible agrifood sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATIONS
Vote 15 — Ministry Operations	64,508	64,823
Vote 16 — Agricultural Land Commission	3,516	3,406

STATUTORY APPROPRIATION
Production Insurance Account Special Account	20,800	20,800
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)

OPERATING EXPENSES	80,024	80,229
CAPITAL EXPENDITURES [2]	294	834
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF AGRICULTURE

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Agriculture Science and Policy	15,989	29,955	(13,867)	16,088
Business Development	39,890	50,297	(10,552)	39,745
BC Farm Industry Review Board	996	1,203	(2)	1,201
Executive and Support Services	7,633	7,791	(2)	7,789
Agricultural Land Commission	3,516	3,408	(2)	3,406
Production Insurance Account Special Account	12,000	12,001	(1)	12,000

TOTAL OPERATING EXPENSES	80,024	104,655	(24,426)	80,229

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	294	754	—	754
Agricultural Land Commission	—	80	—	80

TOTAL CAPITAL EXPENDITURES	294	834	—	834

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 15 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Agriculture Science and Policy, Business Development, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE SCIENCE AND POLICY

Voted Appropriations
Corporate Governance, Policy and Legislation	3,450	3,476
Plant and Animal Health	6,332	6,367
Food Safety and Inspection	6,206	6,244
Growing Forward	1	1
	15,989	16,088

Voted Appropriations Description: This sub-vote provides for surveillance, diagnostic services, and management systems, including licensing and inspection to monitor and improve plant, animal, and public health. It also provides for improving public health protection and consumer and retail confidence in the safety of British Columbia’s meat, seafood, and agrifood products through inspection and regulatory compliance, education and awareness, surveillance, risk assessment, and development of policy, programs, and strategies to address identified risks. This sub-vote also provides for planning, establishing, and ensuring program compliance with federal-provincial trade agreements and legislation related to a competitive and profitable agriculture sector; policy and regulatory development; economic and statistical analysis for the agrifood and seafood sectors; and corporate leadership related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

BUSINESS DEVELOPMENT

Voted Appropriations
Sector Development and Management Services	4,127	5,180
Innovation and Adaptation Services	12,735	11,482
Business Risk Management	23,028	23,083
	39,890	39,745

Voted Appropriations Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes, facilitation of private sector products, and funding of programs and trusts; regional sector support in emergency management; and support for agrifood industry growth, agrifood business development, youth development, agroforestry, and promotion of public support for the agriculture food sector. It also funds initiatives related to strengthening farming programs, including partnerships with industry, local governments, and others to manage land use planning, resolve management issues, and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development and addressing environmental risks to and from the sector; development of beneficial management practices, innovation, and domestic and international marketing programs; climate adaptation; and development and implementation of a premise identification registry and traceability systems. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	996	1,201

Voted Appropriation Description: This sub-vote provides for the supervision of the operation of the marketing boards and commissions formed under the Natural Products Marketing (BC) Act; the hearing of appeals on regulated marketing issues; the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act; and the hearing of animal seizure appeals under the Prevention of Cruelty to Animals Act. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	503	506
Corporate Services	7,130	7,283
	7,633	7,789

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resource, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 15 — MINISTRY OPERATIONS	64,508	64,823

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 16 — AGRICULTURAL LAND COMMISSION

This vote provides for programs and operations described in the voted appropriation under the core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	3,516	3,406

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments, and others. A portion of the fees for the applications made under the Agricultural Land Commission Act is retained by local governments for services provided in the application process. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 16 — AGRICULTURAL LAND COMMISSION	3,516	3,406

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the following special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation
Production Insurance Account	20,800	20,800
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)
	12,000	12,000

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,498	29,441
Operating Costs	15,512	16,278
Government Transfers	32,100	32,993
Other Expenses	26,300	25,952
Internal Recoveries	(9)	(9)
External Recoveries	(23,377)	(24,426)
TOTAL OPERATING EXPENSES	80,024	80,229

MINISTRY OF AGRICULTURE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account in 2005 by section 9.2 of the Special Accounts Appropriation and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	40,264	44,964
OPERATING TRANSACTIONS
Revenue	16,700	16,700
Expense	(20,801)	(20,801)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	8,800	8,800
Net Revenue (Expense)	4,700	4,700
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	44,964	49,664

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to work together to deliver inclusive, culturally respectful, responsive, and accessible services to support the well-being of children, youth, and families.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATION
Vote 17 — Ministry Operations	1,339,206	1,378,927

OPERATING EXPENSES	1,339,206	1,378,927
CAPITAL EXPENDITURES [2]	1,040	2,379
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	(31)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Early Years Services	267,611	301,509	(2)	301,507
Services for Children and Youth with Special Needs	284,294	287,326	(1,866)	285,460
Child and Youth Mental Health Services	78,831	80,143	(2)	80,141
Child Safety, Family Support and Children in Care Services	499,554	550,799	(48,830)	501,969
Adoption Services	26,563	27,730	(2)	27,728
Youth Justice Services	46,200	62,603	(17,885)	44,718
Service Delivery Support	117,528	118,431	(2)	118,429
Executive and Support Services	18,625	19,656	(681)	18,975

TOTAL OPERATING EXPENSES	1,339,206	1,448,197	(69,270)	1,378,927

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Service Delivery Support	1,040	2,379	—	2,379

TOTAL CAPITAL EXPENDITURES	1,040	2,379	—	2,379

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(31)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(31)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 17 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Early Years Services; Services for Children and Youth with Special Needs; Child and Youth Mental Health Services; Child Safety, Family Support and Children in Care Services; Adoption Services; Youth Justice Services; Service Delivery Support; and Executive and Support Services.

EARLY YEARS SERVICES

Voted Appropriation
Early Years Services	267,611	301,507

Voted Appropriation Description: This sub-vote provides funding for early childhood development and child care programs and services primarily aimed at infants, young children, and their families. This sub-vote also provides for funding to enable the director of the Early Childhood Educator Registry to fulfill legislated obligations under the Community Care and Assisted Living Act, provides for subsidies to parents under the Child Care Subsidy Act, and payments to organizations which provide or support child care services under the Child Care BC Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

SERVICES FOR CHILDREN AND YOUTH WITH SPECIAL NEEDS

Voted Appropriation
Services for Children and Youth with Special Needs	284,294	285,460

Voted Appropriation Description: This sub-vote provides funding for programs and services dedicated to children and youth with special needs and their families. These include: early intervention programs; supported child development; family support services; residential and guardianship services for children and youth with special needs in the care of the ministry as provided for under the Child, Family and Community Service Act; and specialized provincial services. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

CHILD AND YOUTH MENTAL HEALTH SERVICES

Voted Appropriation
Child and Youth Mental Health Services	78,831	80,141

Voted Appropriation Description: This sub-vote provides funding for specialized and community-based intervention, treatment, and support services to mentally ill children, youth, and their families. This includes the operation of the Maples provincial adolescent mental health facility and services as provided for under the Mental Health Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

CHILD SAFETY, FAMILY SUPPORT AND CHILDREN IN CARE SERVICES

Voted Appropriation
Child Safety, Family Support and Children in Care Services	499,554	501,969

Voted Appropriation Description: This sub-vote provides funding for the welfare of children and youth through programs and services provided for under the Child, Family and Community Service Act; the Community Care and Assisted Living Act; the Employment and Assistance Act; and the Infants Act. These include: family supports; collaborative planning and decision making services; child protection; children and youth in care; alternatives to care; services for youth and young adults; and for the support of organizations serving Aboriginal children, youth, and families. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

ADOPTION SERVICES

Voted Appropriation
Adoption Services	26,563	27,728

Voted Appropriation Description: This sub-vote provides funding for adoption services as provided for under the Adoption Act and to facilitate the adoption of children in care. This includes funding for recruitment of adoptive families, promotion of adoptions, planning for permanency, and post adoption assistance. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

YOUTH JUSTICE SERVICES

Voted Appropriation
Youth Justice Services	46,200	44,718

Voted Appropriation Description: This sub-vote provides funding for youth justice services as provided for under the Forensic Psychiatry Act; the Mental Health Act; the Youth Justice Act; and the federal Youth Criminal Justice Act. These include: specialized community-based and provincial facility-based programs and services which promote crime prevention and rehabilitation and support law-abiding behaviour among youth who have been charged with or found guilty of a criminal offence; youth custody centres and youth forensic psychiatric services; and other supportive programs. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

SERVICE DELIVERY SUPPORT

Voted Appropriation
Service Delivery Support	117,528	118,429

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services which support ministry practices. These include: service delivery administration; policy development; integrated case management system; quality assurance; the Provincial Office of Domestic Violence; and other supporting services under the Adoption Act; the Child, Family and Community Service Act; the Employment and Assistance Act; the Mental Health Act; the Youth Justice Act; and the federal Youth Criminal Justice Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	582	603
Corporate Services	18,043	18,372
	18,625	18,975

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; the Parliamentary Secretary for Child Mental Health and Anti-Bullying; overall direction, development, and corporate support for all ministry services; and for the administration of the Human Resource Facility Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

VOTE 17 — MINISTRY OPERATIONS	1,339,206	1,378,927

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	321,769	322,384
Operating Costs	55,626	62,215
Government Transfers	1,030,582	1,063,314
Other Expenses	3,011	2,809
Internal Recoveries	(2,520)	(2,525)
External Recoveries	(69,262)	(69,270)
TOTAL OPERATING EXPENSES	1,339,206	1,378,927

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(31)	(31)
Net Cash Requirement (Source)	(31)	(31)

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

The mission of the Ministry of Community, Sport and Cultural Development is to make great places to live in British Columbia by helping local governments and residents build vibrant, green, and healthy communities that are well governed, liveable, economically resilient, socially responsible, and full of opportunities for participation in sports and the arts.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATION
Vote 18 — Ministry Operations	210,718	215,828

STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	2,500	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700
University Endowment Lands Administration Account Special Account	6,442	8,442

OPERATING EXPENSES	221,360	228,470
CAPITAL EXPENDITURES [2]	833	1,288
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Local Government	143,565	151,617	(3,010)	148,607
Integrated Policy, Legislation and Operations	2,779	2,791	(2)	2,789
Arts, Culture, Gaming Grants and Sport	46,683	182,182	(135,477)	46,705
Transfers to Crown Corporations and Agencies	11,866	11,866	—	11,866
Executive and Support Services	5,825	6,262	(401)	5,861
BC Arts and Culture Endowment Special Account	2,500	2,500	—	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700	—	1,700
University Endowment Lands Administration Account Special Account	6,442	8,442	—	8,442

TOTAL OPERATING EXPENSES	221,360	367,360	(138,890)	228,470

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	833	1,288	—	1,288

TOTAL CAPITAL EXPENDITURES	833	1,288	—	1,288

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 18 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Local Government; Integrated Policy, Legislation and Operations; Arts, Culture, Gaming Grants and Sport; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	137,486	142,521
University Endowment Lands	5,576	5,583
Assessment Services	1	1
Assessment Policy and Support	502	502
	143,565	148,607

Voted Appropriations Description: This sub-vote provides for the administration of the Community Charter, the Local Government Act, and the Local Government Grants Act; financial and other support to local governments and other related organizations; and for the operation of the University Endowment Lands, the Property Assessment Review Panels, and the Property Assessment Appeal Board, including the fees and expenses of appointees to the Panels and Board. Costs may be recovered from special accounts, ministries, the British Columbia Assessment Authority, other organizations through agreements, appellants to the Board, and local and federal governments for services described within this sub-vote.

INTEGRATED POLICY, LEGISLATION AND OPERATIONS

Voted Appropriation
Integrated Policy, Legislation and Operations	2,779	2,789

Voted Appropriation Description: This sub-vote provides corporate leadership and guidance to programs, including the deputy minister’s office, by integrating corporate operations and overseeing the development of legislation, regulations, long-term policies, and programs, including intergovernmental relations, business innovation, strategic planning, systems planning, business reviews, correspondence, socio-economic/regulatory impact analysis, and public education. This sub-vote also provides for the management and delivery of programs linked to project teams leading priority cross-government initiatives and consulting with First Nations, local governments, and other external stakeholders. Costs may be recovered from ministries, Crown agencies, other levels of government, external organizations, and individuals for services described within this sub-vote.

ARTS, CULTURE, GAMING GRANTS AND SPORT

Voted Appropriations
Sport	20,620	20,626
Arts, Culture and BC Arts Council	26,063	26,079
Community Gaming Grants	—	—
	46,683	46,705

Voted Appropriations Description: This sub-vote provides for the support of arts, cultural policy and programs, for administration and delivery of government programs under the Arts Council Act, and administration of the BC150 Cultural Fund and the Arts Legacy Fund sub-accounts held under the BC Arts and Culture Endowment special account. This sub-vote also provides for support and funding for sport, physical activity, assistance to improve sport, physical activity infrastructure, local hosting of events, administration of the Physical Fitness and Amateur Sports Fund, and the distribution of gaming proceeds towards community gaming grants. Costs may be recovered from ministries, Crown agencies, other levels of government, the British Columbia Lottery Corporation, external organizations, licensees, and individuals for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Royal British Columbia Museum	11,866	11,866

Voted Appropriation Description: This sub-vote provides for transfers to Crown corporations and agencies including the Royal British Columbia Museum.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	573	573
Corporate Services	5,252	5,288
	5,825	5,861

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Community, Sport and Cultural Development, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and the Parliamentary Secretary for Communities. This sub-vote also provides for executive direction of the Ministry of Community, Sport and Cultural Development and administrative services for the operating programs of the Ministry of Community, Sport and Cultural Development; the Ministry of Jobs, Tourism and Skills Training; the Ministry of International Trade; and Destination BC Corp.; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems. This sub-vote also provides for the operations of the Athletic Commissioner. Expenditures are partially offset by recoveries for fees charged for licensing and permits. Costs may be recovered from ministries and Crown corporations and agencies for services described within this sub-vote.

VOTE 18 — MINISTRY OPERATIONS	210,718	215,828

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: BC Arts and Culture Endowment, Physical Fitness and Amateur Sports Fund, and University Endowment Lands Administration Account.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	2,500	2,500

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,700	1,700

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund which is governed under the Special Accounts Appropriation and Control Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	6,442	8,442

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	18,272	19,174
Operating Costs	10,582	12,158
Government Transfers	339,280	336,280
Other Expenses	6,462	8,494
Internal Recoveries	(6,746)	(8,746)
External Recoveries	(146,490)	(138,890)
TOTAL OPERATING EXPENSES	221,360	228,470

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account in 2008 under the Special Accounts Appropriation and Control Act. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the British Columbia Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development, or presentation of works of art at events or venues the minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	6,557	7,157
OPERATING TRANSACTIONS
Revenue	3,100	3,100
Expense	(2,500)	(2,500)
Net Revenue (Expense)	600	600

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	7,157	7,757

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, continued under the Funds Control Act in 1979, and changed to a special account under the Special Accounts Appropriation and Control Act. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	159	159
OPERATING TRANSACTIONS
Revenue	1,700	1,700
Expense	(1,700)	(1,700)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	159	159

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, and was continued under the University Endowment Land Act, 1979. This account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales, rent from land tenures, fees, and the recovery of costs associated with a redevelopment/rezoning process. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	33,950	33,950
OPERATING TRANSACTIONS
Revenue	6,442	8,442
Expense	(6,442)	(8,442)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	33,950	33,950

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF EDUCATION

The mission of the Ministry of Education is to set legal, financial, curricular, and accountability frameworks so that young people are ready to thrive in a rapidly changing world.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATION
Vote 19 — Ministry Operations	5,350,204	5,460,832

STATUTORY APPROPRIATIONS
British Columbia Training and Education Savings Program Special Account	30,001	30,001
Teachers Act Special Account	6,400	7,610

OPERATING EXPENSES	5,386,605	5,498,443
CAPITAL EXPENDITURES [2]	1,238	916
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF EDUCATION

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Public Schools Instruction	4,495,835	4,634,235	(12,000)	4,622,235
Public Schools Administration	368,274	344,274	(5,000)	339,274
Learning Improvement Fund	75,000	98,100	—	98,100
Independent Schools	280,700	310,700	(200)	310,500
Transfers to Other Partners	84,087	51,331	(5,756)	45,575
Executive and Support Services	46,308	52,846	(7,698)	45,148
British Columbia Training and Education Savings Program Special Account	30,001	30,001	—	30,001
Teachers Act Special Account	6,400	7,610	—	7,610

TOTAL OPERATING EXPENSES	5,386,605	5,529,097	(30,654)	5,498,443

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,238	916	—	916

TOTAL CAPITAL EXPENDITURES	1,238	916	—	916

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 19 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Public Schools Instruction, Public Schools Administration, Learning Improvement Fund, Independent Schools, Transfers to Other Partners, and Executive and Support Services.

PUBLIC SCHOOLS INSTRUCTION

Voted Appropriation
Public Schools Instruction	4,495,835	4,622,235

Voted Appropriation Description: This sub-vote provides funding to support public school instructional services, including support for K-12 education, early learning, and the Official Languages in Education Protocol. Costs may be recovered from the federal government for services described within this sub-vote.

PUBLIC SCHOOLS ADMINISTRATION

Voted Appropriation
Public Schools Administration	368,274	339,274

Voted Appropriation Description: This sub-vote provides funding to support public school administrative services. Costs may be recovered from boards of education for services described within this sub-vote.

LEARNING IMPROVEMENT FUND

Voted Appropriation
Learning Improvement Fund	75,000	98,100

Voted Appropriation Description: This sub-vote provides funding to address class organization issues in public schools.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	280,700	310,500

Voted Appropriation Description: This sub-vote provides funding to support eligible independent schools. Costs may be recovered from independent schools for services described within this sub-vote.

TRANSFERS TO OTHER PARTNERS

Voted Appropriation
Transfers to Other Partners	84,087	45,575

Voted Appropriation Description: This sub-vote provides funding to support K-12 education, the public library system, early learning and literacy, and the Official Languages in Education Protocol. Costs may be recovered from public sector agencies and the federal government for services described within this sub-vote.

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	565	568
Education and Corporate Services	45,743	44,580
	46,308	45,148

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the Parliamentary Secretary for the Independent School Sector; and for corporate services to the ministry and boards, agencies, and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and support for ministry programs and initiatives. Costs may be recovered from special accounts, ministries, public sector agencies, other levels of government, private organizations, and the general public for services described within this sub-vote.

VOTE 19 — MINISTRY OPERATIONS	5,350,204	5,460,832

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: British Columbia Training and Education Savings Program and Teachers Act Special Account.

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM

Statutory Appropriation
British Columbia Training and Education Savings Program special account	30,001	30,001

Statutory Appropriation Description: This statutory appropriation provides for the British Columbia Training and Education Savings Program special account which is governed under the Special Accounts Appropriation and Control Act.

TEACHERS ACT SPECIAL ACCOUNT

Statutory Appropriation
Teachers Act Special Account	6,400	7,610

Statutory Appropriation Description: This statutory appropriation provides for the Teachers Act Special Account which is governed under the Teachers Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,284	30,794
Operating Costs	39,695	38,187
Government Transfers	5,346,461	5,459,551
Other Expenses	1,162	1,210
Internal Recoveries	(645)	(645)
External Recoveries	(29,352)	(30,654)
TOTAL OPERATING EXPENSES	5,386,605	5,498,443

MINISTRY OF EDUCATION

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM SPECIAL ACCOUNT

This account was established as a special account in 2007 under the Special Accounts Appropriation and Control Act. The British Columbia Training and Education Savings Program special account provides funding for a grant program for the benefit of eligible students born on or after January 1, 2007. Expenses also include program administration costs recovered by the Ministry Operations Vote from the special account. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	393,532	413,986
OPERATING TRANSACTIONS
Revenue	4,461	5,473
Expense	(30,001)	(30,001)
Net Revenue (Expense)	(25,540)	(24,528)

Difference Between 2014/15 Estimates and Projected Actual Net Revenue (Expense)	(80)

Transfer from (to) the General Fund	46,074	45,178

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	413,986	434,636

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF EDUCATION

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

TEACHERS ACT SPECIAL ACCOUNT

This account was established as a special account in 2012 under the Teachers Act. The Teachers Act Special Account provides funding for costs and expenses incurred in connection with the administration of the Teachers Act and any debts, obligations, and liabilities transferred to the government under the dissolution of the British Columbia College of Teachers. Revenues include money transferred to government under section 87 of the Teachers Act; proceeds realized on disposition of rights, property, and assets transferred to government under section 87 of the Teachers Act; and fees, remittances, and costs paid to government under the Teachers Act, School Act, and Independent School Act.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	4,699	3,999
OPERATING TRANSACTIONS
Revenue	6,400	6,410
Expense	(6,400)	(7,610)
Net Revenue (Expense)	—	(1,200)

Difference Between 2014/15 Estimates and Projected Actual Net Revenue (Expense)	(700)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	3,999	2,799

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF ENERGY AND MINES

The mission of the Ministry of Energy and Mines is to facilitate a positive climate for the economic, environmental, and socially responsible development of British Columbia’s energy and mineral resources for the benefit of British Columbians and for effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATION
Vote 20 — Ministry Operations	19,107	25,524

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	2,300	2,301

OPERATING EXPENSES	21,407	27,825
CAPITAL EXPENDITURES [2]	196	556
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENERGY AND MINES

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Mines and Mineral Resources	11,056	20,115	(3,001)	17,114
Electricity and Alternative Energy	2,949	2,967	(2)	2,965
Executive and Support Services	5,102	5,449	(4)	5,445
Innovative Clean Energy Fund Special Account	2,300	2,301	—	2,301

TOTAL OPERATING EXPENSES	21,407	30,832	(3,007)	27,825

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	196	556	—	556

TOTAL CAPITAL EXPENDITURES	196	556	—	556

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Electricity and Alternative Energy	—	—	—	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	—	—	—

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 20 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Mines and Mineral Resources, Electricity and Alternative Energy, and Executive and Support Services.

MINES AND MINERAL RESOURCES

Voted Appropriation
Mines and Mineral Resources	11,056	17,114

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s mineral and coal resources, including: developing and delivering geoscience databases and surveys; regulating mineral and coal exploration and mine development to ensure safe and environmentally responsible development, production, reclamation, and closure; developing and implementing policies and legislation to support mineral and coal exploration and development; providing secure mineral and coal tenure and registering, managing, and maintaining these rights; delivering timely permitting decisions; collecting fees associated with permits and tenures; advising provincial government agencies on mineral and coal resources and their potential; promoting British Columbia’s many mineral and coal opportunities; assisting mineral and coal exploration and mining companies; responding to queries from the public, First Nations, stakeholders, and local governments; and consulting the public, First Nations, and local governments on major policy and legislative initiatives. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for supplies and services described within this sub-vote.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	2,949	2,965

Voted Appropriation Description: This sub-vote provides for development of legislation, policies, and programs to support all forms of electrical power generation, transmission, distribution and marketing; regional electricity trading, electric system reliability and coordination, including the Columbia River Treaty; province-wide energy conservation and efficiency measures and programs; alternative energy resource development; the advancement of leading edge energy technologies; and the management of geothermal resources. This sub-vote also includes regulatory initiatives to reduce the carbon intensity of transportation fuels and expand the production and use of renewable fuels. This sub-vote supports the provision of policy advice or direction to electrical and gas utilities and the regulator, British Columbia Utilities Commission; fostering private sector and community investment in new electricity, natural gas, and alternative energy resources; and strategic policy development for clean renewable energy producers. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for supplies and services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	525	523
Corporate Services	4,577	4,922
	5,102	5,445

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Energy and Mines, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive support, including the deputy minister’s office; and co-ordination of legislation and the management and delivery of programs that report information to the public on the state of energy and mines. This sub-vote also provides for corporate services and corporate business innovation, including strategic planning, business review and planning, cross-ministry and corporate policy development, intergovernmental relations, legislation, internal communications, correspondence, records management, economic and regulatory impact analysis, and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for supplies and services described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	19,107	25,524

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	2,300	2,301

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	14,681	21,464
Operating Costs	3,448	5,914
Government Transfers	2,000	2,175
Other Expenses	1,290	1,283
Internal Recoveries	(4)	(4)
External Recoveries	(8)	(3,007)
TOTAL OPERATING EXPENSES	21,407	27,825

MINISTRY OF ENERGY AND MINES

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007 and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to support government’s energy and environmental priorities through programs, projects, and initiatives that promote the expanded use of clean energy resources and technologies, energy efficiency and conservation initiatives, and the accelerated commercialization of emerging clean energy technologies. Revenues credited to the account come from a levy applied to all final purchases of specified ‘energy products’ in British Columbia administered under the Provincial Sales Tax Act. Program expenses are recovered from the special account and are limited to those permitted within the scope of the Act, including administration of the account.

SPENDING AUTHORITY AVAILABILE AT THE BEGINNING OF THE FISCAL YEAR [2]	19,273	14,003
OPERATING TRANSACTIONS
Revenue	6,500	6,000
Expense	(2,300)	(2,301)
Net Revenue (Expense)	4,200	3,699

Difference Between 2014/15 Estimates and Projected Actual Net Revenue (Expense)	(9,470)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	14,003	17,702

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2  The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF ENERGY AND MINES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2014/15	2015/16

ELECTRICITY AND ALTERNATIVE ENERGY

NORTHWEST TRANSMISSION LINE — Disbursements are provided by the province to British Columbia Hydro and Power Authority for the Northwest Transmission Line under a federal-provincial cost sharing agreement. Federal funding is received by the Ministry of Energy and Mines on British Columbia Hydro and Power Authority’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	13,000	—
Receipts	(13,000)	—
Net Cash Requirement (Source)	—	—

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to provide leadership in ensuring our natural legacy for future generations and supporting positive economic outcomes for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATIONS
Vote 21 — Ministry Operations	101,243	118,122
Vote 22 — Environmental Assessment Office	11,570	11,610

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	1,800	1,800
Sustainable Environment Fund Special Account	18,935	18,935

OPERATING EXPENSES	133,548	150,467
CAPITAL EXPENDITURES[2]	19,033	20,838
LOANS, INVESTMENTS AND OTHER REQUIREMENTS[3]	10,000	13,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES[4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENVIRONMENT

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Environmental Protection	8,785	8,556	(200)	8,356
Environmental Sustainability	19,047	23,645	(3,502)	20,143
BC Parks	30,968	31,323	(234)	31,089
Conservation Officer Service	15,120	15,342	(121)	15,221
Climate Action	3,273	19,309	(2)	19,307
Executive and Support Services	24,050	24,008	(2)	24,006
Environmental Assessment Office	11,570	12,511	(901)	11,610
Park Enhancement Fund Special Account	1,800	1,800	—	1,800
Sustainable Environment Fund Special Account	18,935	18,935	—	18,935

TOTAL OPERATING EXPENSES	133,548	155,429	(4,962)	150,467

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	18,633	20,438	—	20,438
Park Enhancement Fund Special Account	400	400	—	400

TOTAL CAPITAL EXPEDITURES	19,033	20,838	—	20,838

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Climate Action	10,000	13,000	—	13,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	10,000	13,000	—	13,000

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 21 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Environmental Protection, Environmental Sustainability, BC Parks, Conservation Officer Service, Climate Action, and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	8,785	8,356

Voted Appropriation Description: This sub-vote provides for clean, healthy, and safe water, land, and air for all living things through programs, including administering the Sustainable Environment Fund Act; setting emission and discharge standards, monitoring and reporting on ambient air and water quality, reducing and removing contaminating toxins and waste, managing pesticide use, responding to high-risk environmental emergencies, and administering industry product stewardship programs. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

ENVIRONMENTAL SUSTAINABILITY

Voted Appropriation
Environmental Sustainability	19,047	20,143

Voted Appropriation Description: This sub-vote provides for the development of legislation, policy, standards, and governance framework for the management, conservation, and utilization of the province’s surface and ground water, watershed management, source and ground water protection, biodiversity, fish and wildlife species and their habitats, and species at risk, including the protection, inventory, enhancement, maintenance, and restoration of terrestrial and aquatic ecosystems; supporting and leading outreach programs to integrate water and natural resource management into industry, municipal, and regional planning and development programs; and fostering public awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for the acquisition, collection, recording, managing, interpretation, standards, and co-ordination of air, water, snow, climate, and natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology; development of knowledge management networks and environmental information management systems internal and external to the ministry; laboratory services to ministry-related vote activities; library service to the natural resource sector; and effectiveness monitoring and reporting of activities and outcomes related to activities in this vote. Transfers are provided for access, protection, and management of the environment and related environmental information gathering and management for services provided for in this sub-vote. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for services described within this sub-vote.

BC PARKS

Voted Appropriation
BC Parks	30,968	31,089

Voted Appropriation Description: This sub-vote provides for the acquisition, planning, management, administration, recreation, conservation, and utilization of special areas, including provincial parks and protected areas through programs including the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in BC Parks and Protected Areas; wildfire planning, prevention, and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country, and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, and land status and condition; provision of information, marketing, education, community engagement, volunteers, and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of parks and protected areas by third parties. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for services described within this sub-vote.

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

CONSERVATION OFFICER SERVICE

Voted Appropriation
Conservation Officer Service	15,120	15,221

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s natural resources, and related human health and safety, including education and promotion, inspections, investigations, and enforcement of standards for the protection of fish, wildlife, habitat, and the environment; enforcing environmental standards for natural resources management for government; enforcing revenue policies; combating natural resources crimes; public safety issues related to regulated activities; the management of human/wildlife conflicts; management of predator/livestock issues; and enforcing rules governing the use of forest service recreation sites and trails and fire bans. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

CLIMATE ACTION

Voted Appropriation
Climate Action	3,273	19,307

Voted Appropriation Description: This sub-vote provides for support for the activities required to meet the province’s climate action targets under the Greenhouse Gas Reduction Targets Act and in British Columbia’s Climate Action Plan, and for adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, industries, and the general public. Activities include: research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; and developing greenhouse gas requirements for industry, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also funds initiatives related to program development supporting climate adaptation and climate action measures; and provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education, research, the procurement of carbon offsets, and activities related to the dissolution of Pacific Carbon Trust and assumption of residual liabilities. Eligible costs are recovered from the Sustainable Environment Fund. Transfers are provided to support the activities provided for in this sub-vote. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	565	567
Corporate Services	23,485	23,439
	24,050	24,006

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment, including salaries, benefits, allowances, and operating expenses of the minister and minister’s staff; executive support, including the deputy minister’s office and corporate administration; corporate business innovation, including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, and economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. This sub-vote also provides for the salary and expenses of the Parliamentary Secretary for Energy Literacy and the Environment. Transfers are provided for activities concerned with access, protection, and management of the environment. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 21 — MINISTRY OPERATIONS	101,243	118,122

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 22 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	11,570	11,610

Voted Appropriation Description: This sub-vote provides for an objective and publicly accessible process under the Environmental Assessment Act. The process assesses environmental, economic, social, heritage, and health effects of major project proposals in British Columbia; identifies means for preventing or reducing adverse effects; and oversees certified projects to ensure that potential adverse effects of projects are avoided or mitigated and purported benefits are achieved. The Environmental Assessment Office provides the facilitation, coordination, and resources for project assessments which include consultation with members of the public, interest groups, First Nations, and other levels of government and compliance and effectiveness management in collaboration with other government agencies. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 22 — ENVIRONMENTAL ASSESSMENT OFFICE	11,570	11,610

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	1,800	1,800

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	18,935	18,935

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	79,731	80,977
Operating Costs	45,031	51,643
Government Transfers	4,757	14,757
Other Expenses	29,183	29,143
Internal Recoveries	(21,091)	(21,091)
External Recoveries	(4,063)	(4,962)
TOTAL OPERATING EXPENSES	133,548	150,467

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT1

($000)

Estimates	Estimate
2014/15	2015/16

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act. It provides for enhanced management, facilities, and services benefitting parks and protected areas, including increased information, education, and interpretation programs; higher levels of natural and cultural resource assessment, management, research, and restoration; additional capital investments supporting the conservation and recreation goals of the ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational, and partnership products. Transfers are provided to support the programs, services, and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, businesses, licensees, and individuals; from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation service charges; as donations, bequests, and contributions from agreements under the Act; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	3,771	3,471
OPERATING TRANSACTIONS
Revenue	1,900	1,900
Expense	(1,800)	(1,800)
Net Revenue (Expense)	100	100

FINANCING TRANSACTIONS
Receipts	—
Disbursements	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	3,471	3,171

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act and subsequent amendments. It provides for the protection of the air, land, and water and for environmental renewal by preventing pollution, controlling pollutants, and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, licences, and contributions from the federal government, other organizations, and individuals. Expenses represent transfers to the Ministry of Environment for administration; the development of policies, legislation and regulations, standards, and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations, and individuals to assist in waste management, clean-up of contaminated sites, and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	8,440	9,405
OPERATING TRANSACTIONS
Revenue	19,900	19,900
Expense	(18,935)	(18,935)
Net Revenue (Expense)	965	965

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	9,405	10,370

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF ENVIRONMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2014/15	2015/16

CLIMATE ACTION

GREENHOUSE GAS EMISSIONS OFFSETS — Disbursements represent the purchase of greenhouse gas emissions offsets for extinguishment in accordance with government’s carbon neutral initiative. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	10,000	13,000
Receipts	—	—
Net Cash Requirement (Source)	10,000	13,000

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy; lead fair, efficient, and effective tax and royalty programs to support government services; and provide a centre of excellence for revenue management for government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15 [1]	2015/16
VOTED APPROPRIATION
Vote 23 — Ministry Operations	127,361	144,862
Vote 24 — Gaming Policy and Enforcement	19,819	19,872
Vote 25 — BC Public Service Agency	50,807	50,957
Vote 26 — Benefits	1	1

STATUTORY APPROPRIATIONS
Insurance and Risk Management Account Special Account	4,191	4,191
Provincial Home Acquisition Wind Up Special Account	10	10

OPERATING EXPENSES	202,189	219,893
CAPITAL EXPENDITURES [2]	713	473
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	168,759	155,565
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Treasury Board Staff	6,709	6,720	(7)	6,713
Office of the Comptroller General	19,908	18,604	(59)	18,545
Treasury	1	30,765	(30,764)	1
Revenue Division	64,566	209,360	(125,784)	83,576
Policy and Legislation	4,975	25,248	(20,269)	4,979
Public Sector Employers’ Council Secretariat	16,640	16,661	(20)	16,641
Internal Audit and Crown Governance	3,164	3,316	(150)	3,166
Executive and Support Services	11,398	11,243	(2)	11,241
Gaming Policy and Enforcement	19,819	138,844	(118,972)	19,872
BC Public Service Agency	50,807	52,697	(1,740)	50,957
Benefits	1	64,223	(64,222)	1
Insurance and Risk Management Account Special Account	4,191	6,542	(2,351)	4,191
Provincial Home Acquisition Wind Up Special Account	10	10	—	10

TOTAL OPERATING EXPENSES	202,189	584,233	(364,340)	219,893

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	711	473	—	473
BC Public Service Agency	2	—	—	—

TOTAL CAPITAL EXPENDITURES	713	473	—	473

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	168,777	352,575	(197,000)	155,575
Provincial Home Acquisition Wind Up Special Account	(18)	—	(10)	(10)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	168,759	352,575	(197,010)	155,565

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	—	1,135,900	(1,135,900)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,135,900	(1,135,900)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 23 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Division, Policy and Legislation, Public Sector Employers’ Council Secretariat, Internal Audit and Crown Governance, and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	6,709	6,713

Voted Appropriation Description: This sub-vote provides for the following: financial management advice to government on management of ministry, service delivery agency, and commercial Crown corporation operating and capital spending; economic performance, revenue, and debt, including development of economic, revenue, and spending forecasts; development and management of the provincial government’s budget and three-year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports, and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies, and programs to support government initiatives; and review and approval of ministry, service delivery agency, and commercial Crown corporation plans. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for services described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriations
Office of the Comptroller General	5,931	5,958
Corporate Accounting Services	13,977	12,587
	19,908	18,545

Voted Appropriations Description: This sub-vote provides for a corporate governance and control framework over financial management, procurement, accounting, performance management, payment card industry requirements, and general and unclaimed property administration for the provincial government. Activities include legislation and policy development, capacity development and monitoring, reporting, and continuous improvement. This sub-vote also provides for special investigations, management advisory services, preparation of the Public Accounts, financial statements and management reports, financial compliance monitoring and reporting, payment diversion, and the Corporate Services Secretariat. This sub-vote also provides for the operation, maintenance, and upgrading of the Corporate Financial System. Costs may be recovered from ministries, organizations within the government reporting entity, and external organizations for services described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies, and other authorized organizations. Debt management services include: management of the government’s borrowing and fiscal agency loan programs; investments related to those programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting, and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds, including investment of those funds; payment and revenue consolidation services; management of government compliance with payment card industry data security standards; and banking and cash management related services. Costs may be recovered from ministries, including Management of Public Funds and Debt, Crown corporations and agencies, and parties external to government for services described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

	Estimates	Estimates
	2014/15	2015/16

REVENUE DIVISION

Voted Appropriation
Revenue Division	64,566	83,576

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of tax statutes, including the related revenue, royalties, interest, refunds, rebates, and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for the administration of various revenue and loan programs, including invoicing, payment processing, account receivables management, and collections; costs resulting from the administration of loans and grants issued under student financial assistance programs; the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act; and the collection of Medical Services Plan premiums. Costs may be recovered from revenue administered by the ministry. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

POLICY AND LEGISLATION

Voted Appropriations
Policy and Legislation	4,974	4,978
Financial Institutions Commission	1	1
	4,975	4,979

Voted Appropriations Description: This sub-vote provides the legislative frameworks for the corporate and personal property registries and the regulation of financial services, pension plans, and real estate services. This sub-vote is also responsible for the coordination of non-budget legislation for the ministry. In addition, this sub-vote provides for advising the Minister of Finance and government on tax policy and intergovernmental fiscal relations for negotiations of financial, tax, and fiscal arrangements with First Nations, the federal government, and other levels of government and supports the implementation of government tax policy through legislation and regulation. This sub-vote also provides for operation and related administrative costs of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation, and the Financial Services Tribunal. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	16,640	16,641

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act, and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the Public Sector Employers Act, and related expenses. The Secretariat develops and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations and compensation-related issues in the public sector. The Secretariat also performs functions related to the Public Sector Pension Plans Act. Costs may be recovered from pension boards for services described within this sub-vote.

INTERNAL AUDIT AND CROWN GOVERNANCE

Voted Appropriation
Internal Audit and Crown Governance	3,164	3,166

Voted Appropriation Description: This sub-vote provides for the operation of Internal Audit and Advisory Services. Services include internal audit and management advisory services pertaining to the efficiency and effectiveness of government operations; financial and management controls; performance management, accountability, and risk management; and special audits and reviews requested by Treasury Board. This sub-vote also provides for advice on the oversight of Crown governance and corporate accountability, including analysis and coordination on governance, accountability, strategic priorities, performance planning, reporting, and inter-entity issues and policies. Costs may be recovered from ministries, organizations within the government reporting entity, and external organizations for services described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

	Estimates	Estimates
	2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	686	689
Corporate Services	10,712	10,552
	11,398	11,241

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance; the deputy minister’s office; Government House; the Parliamentary Secretary to the Minister of Finance; and executive, strategic, and administrative support for the ministry, including financial, strategic human resources, business planning, information and systems management, freedom of information and privacy services, and records services. Corporate services are provided to the BC Public Service Agency, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for Members of the Executive Council, Parliamentary Secretaries, Members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

VOTE 23 — MINISTRY OPERATIONS	127,361	144,862

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 24 — GAMING POLICY AND ENFORCEMENT

This vote provides for programs and operations in the voted appropriations under the core business: Gaming Policy and Enforcement.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	19,818	19,871
Distribution of Gaming Proceeds	1	1
	19,819	19,872

Voted Appropriations Description: This sub-vote provides for the administration of gaming in the province, including horse racing and lotteries, and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation, and enforcement activities concerning legal gaming venues and illegal gaming; the management of the province’s gaming initiatives; the province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. Costs may be recovered from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications for services described within this sub-vote.

VOTE 24 — GAMING POLICY AND ENFORCEMENT	19,819	19,872

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 25 — BC PUBLIC SERVICE AGENCY

This vote provides for programs and operations described in the voted appropriations under the core business: BC Public Service Agency.

BC PUBLIC SERVICE AGENCY

Voted Appropriations
Business Performance	22,746	22,066
Service Operations	11,807	12,575
Talent Management	10,590	10,668
Employee Relations	4,001	3,827
Corporate Services	1,663	1,821
	50,807	50,957

Voted Appropriations Description: This sub-vote provides for the BC Public Service Agency programs and operations, including a full range of day-to-day human resource services to assist clients in meeting their business goals, including consulting, compensation and classification, payroll, learning services, performance management, recognition and engagement programs, and hiring. This sub-vote also provides for a full range of labour relations services, including negotiation and administration of collective agreements, severance, and labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the BC Public Service Agency, including management services for the Benefits Vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, and information systems. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 25 — BC PUBLIC SERVICE AGENCY	50,807	50,957

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 26 — BENEFITS

This vote provides for programs and operations described in the voted appropriations under the core business: Benefits.

BENEFITS

Voted Appropriations
Pension Contribution and Retirement Benefits	281,275	290,508
Employee Health Benefits	109,777	109,777
Long Term Disability	31,941	31,879
Other Benefits	4,578	4,578
Benefits Administration	7,250	7,250
Recoveries	(434,820)	(443,991)
	1	1

Voted Appropriations Description: This sub-vote provides for services in pension, retirement, employee health benefits, workforce adjustment services and severance costs, and related policy, program development, and administration for these business lines. This sub-vote also provides for the delivery of Disability Management and Workplace Health and Safety Programs and the management of the Provincial Employees Community Services Fund. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 26 — BENEFITS	1	1

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: Insurance and Risk Management Account and Provincial Home Acquisition Wind Up.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,191	4,191

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	640,068	664,589
Operating Costs	168,340	162,564
Government Transfers	143,089	143,520
Other Expenses	130,632	131,015
Internal Recoveries	(509,662)	(517,455)
External Recoveries	(370,278)	(364,340)
TOTAL OPERATING EXPENSES	202,189	219,893

MINISTRY OF FINANCE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory, and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations, including the cost of providing insurance and risk management services, and the operation of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	437,962	455,952
OPERATING TRANSACTIONS
Revenue	21,790	21,790
Expense	(53,622)	(53,622)
Internal and External Recoveries	49,431	49,431
Net Revenue (Expense)	17,599	17,599

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed³	391	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	455,952	473,942

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

3   The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Program Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act, and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	15,451	15,464
OPERATING TRANSACTIONS
Revenue	5	5
Expense	(10)	(10)
Net Revenue (Expense)	(5)	(5)

FINANCING TRANSACTIONS
Receipts	18	10
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	18	10
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	15,464	15,469

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2014/15	2015/16

REVENUE DIVISION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,456	2,550
Receipts	(13,579)	(14,000)
Net Cash Requirement (Source)	(11,123)	(11,450)

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Family with Children Property Tax Deferral Option Program. The property owner or the estate is required to repay to the province all deferred taxes, interest, and an administration fee on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	120,000	120,000
Receipts	(58,000)	(58,000)
Net Cash Requirement (Source)	62,000	62,000

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principle repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	400	25
Receipts	(12,500)	(10,000)
Net Cash Requirement (Source)	(12,100)	(9,975)

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Loan Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	230,000	230,000
Receipts	(100,000)	(115,000)
Net Cash Requirement (Source)	130,000	115,000

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2014/15	2015/16

REVENUE DIVISION

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	11,800	11,800
Receipts	(11,800)	(11,800)
Net Cash Requirement (Source)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the provincial sales tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	429,000	419,500
Receipts	(429,000)	(419,500)
Net Cash Requirement (Source)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,300	3,000
Receipts	(2,300)	(3,000)
Net Cash Requirement (Source)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Provincial Sales Tax Act. Interest and fee revenue is deposited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	31,700	35,600
Receipts	(31,700)	(35,600)
Net Cash Requirement (Source)	—	—

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	320,000	320,000
Receipts	(320,000)	(320,000)
Net Cash Requirement (Source)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	355,600	346,000
Receipts	(355,600)	(346,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE

OPERATIONS

The mission of the Ministry of Forests, Lands and Natural Resource Operations is to support the sustainable development of forest, mineral, and land resources and the competitiveness of industries that use them; and to make effective land and resource decisions that produce economic prosperity and environmental sustainability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATIONS
Vote 27 — Ministry Operations	373,945	380,457
Vote 28 — Direct Fire	63,165	63,165

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	155,753	164,645
Crown Land Special Account	20	20
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	592,883	608,287
CAPITAL EXPENDITURES [2]	56,294	54,098
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	74,114	87,258
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2   Details of capital expenditures are presented in Schedule C.

3   Details of loans, investments and other requirements are presented in Schedule D.

4   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Integrated Resource Operations	58,880	59,130	(1,978)	57,152
Resource Stewardship	94,783	157,174	(62,021)	95,153
Tenures, Competitiveness and Innovation	13,782	27,623	(13,751)	13,872
Timber Operations, Pricing and First Nations	24,037	24,138	(2)	24,136
Regional Operations	117,264	128,167	(5,322)	122,845
Executive and Support Services	65,199	67,301	(2)	67,299
Direct Fire	63,165	75,436	(12,271)	63,165
BC Timber Sales Account Special Account	155,753	164,646	(1)	164,645
Crown Land Special Account	20	9,402	(9,382)	20
Forest Stand Management Fund Special Account	—	1,574	(1,574)	—

TOTAL OPERATING EXPENSES	592,883	714,591	(106,304)	608,287

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	26,600	19,942	—	19,942
BC Timber Sales Account Special Account	29,694	34,156	—	34,156

TOTAL CAPITAL EXPENDITURES	56,294	54,098	—	54,098

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Integrated Resource Operations	600	600	—	600
Tenures, Competitiveness and Innovation	6,382	6,382	—	6,382
BC Timber Sales Account Special Account	67,202	80,301	—	80,301
Crown Land Special Account	(70)	—	(25)	(25)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	74,114	87,283	(25)	87,258

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Regional Operations	—	5,977	(5,977)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	5,977	(5,977)	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 27 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Integrated Resource Operations; Resource Stewardship; Tenures, Competitiveness and Innovation; Timber Operations, Pricing and First Nations; Regional Operations; and Executive and Support Services.

INTEGRATED RESOURCE OPERATIONS

Voted Appropriation
Integrated Resource Operations	58,880	57,152

Voted Appropriation Description: This sub-vote provides for the stewardship and management of heritage and natural resource operations, including: compliance and enforcement of provincial and First Nations laws relating to resource use; provincial resource information and mapping; legal registry of all natural resource tenures; fire prevention and control; resort development; recreation sites and trails; archaeological permitting and site registry and management; and heritage property management and conservation. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

RESOURCE STEWARDSHIP

Voted Appropriation
Resource Stewardship	94,783	95,153

Voted Appropriation Description: This sub-vote provides for resource stewardship activities, including: land based investments; timber supply planning and determination; tree improvement; growth and yield, silviculture, and forest genetics related research; forest health, forest inventory, and monitoring the effectiveness of resource practices; land and marine use planning; and legislation, policies, and practices that support sustainable management of forests, water, fish, wildlife, and habitat. This sub-vote also provides for stewardship activities related to invasive plants and species, fish, wildlife, and habitat; ocean policy; water use regulation, planning, licensing, and safety including dams and dikes; and river forecasts and water rental remissions. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

TENURES, COMPETITIVENESS AND INNOVATION

Voted Appropriation
Tenures, Competitiveness and Innovation	13,782	13,872

Voted Appropriation Description: This sub-vote provides for activities, including: tenure policy and administration; activities that promote forest industry competitiveness and innovation; forest and Crown land policy and legislation; off-road vehicle program management; major Crown land allocation, including the management of development projects; remediation of contaminated sites on Crown land and other lands that affect provincial interests; forest-related carbon business development; compensation; and research and development related to wood products and processes. Costs may be recovered from fees received from log exports. Costs may also be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

TIMBER OPERATIONS, PRICING AND FIRST NATIONS

Voted Appropriation
Timber Operations, Pricing and First Nations	24,037	24,136

Voted Appropriation Description: This sub-vote provides for tenure and pricing activities, including: establishing policies and administering the province’s timber measurement, pricing, and billing systems; safety policy; forest service road and bridge maintenance and infrastructure; resource road policy and legislation; management of British Columbia’s participation in the Softwood Lumber Agreement; and promoting First Nation participation in the forest economy. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	117,264	122,845

Voted Appropriation Description: This sub-vote provides for licensing, permitting, administration, monitoring, reporting, stewardship management, research, treatment, protection and other operational activities in relation to: forests, lands, fish and wildlife, invasive species, rangeland, water, soil, mining resources, and recreation; biodiversity; species at risk; hunting, angling, and trapping; watershed restoration; habitat and ecosystem management; aquaculture, marine planning, and regional dam and dike safety and regulation; regional drought and flood management; traceability and eco-certification; regional geographic information and sales; and provincial Crown land sales. This sub-vote also provides for forest service road and bridge engineering, timber pricing, forest and range tenure administration, First Nations consultation, and land use initiatives. This sub-vote also provides for the operation of regional offices that provide client assistance with access to natural resource authorizations. Costs may be recovered from special accounts, ministries, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	690	690
Corporate Services	64,509	66,609
	65,199	67,299

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including: the office of the Minister of Forests, Lands and Natural Resource Operations, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the deputy minister’s office; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, information management and information technology, executive and executive support, and corporate and strategic policy, legislation, and initiatives; and revenue collection. This sub-vote also provides for the salary and expenses of the Parliamentary Secretary for Rural Economic Development and the Parliamentary Secretary to the Minister of Forests, Lands and Natural Resource Operations. Corporate services are also provided to other ministries that support the natural resource sector. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

VOTE 27 — MINISTRY OPERATIONS	373,945	380,457

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 28 — DIRECT FIRE

This vote provides for programs and operations described in the voted appropriation under the core business: Direct Fire.

DIRECT FIRE

Voted Appropriation
Direct Fire	63,165	63,165

Voted Appropriation Description: This sub-vote provides for forest protection, including fire prevention control throughout the province in accordance with applicable legislation, control and suppression of wildfires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, provinces, countries, companies, agencies, organizations, and individuals for services described within this sub-vote.

VOTE 28 — DIRECT FIRE	63,165	63,165

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	155,753	164,645

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	20	20

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	299,386	307,227
Operating Costs	285,342	302,090
Government Transfers	25,982	19,000
Other Expenses	114,982	119,192
Internal Recoveries	(32,918)	(32,918)
External Recoveries	(99,891)	(106,304)
TOTAL OPERATING EXPENSES	592,883	608,287

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

BC TIMBER SALES ACCOUNT

This account was originally established in 1988 as the Small Business Forest Enterprise Account and became the BC Timber Sales Account in 2003 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage; bonus stumpage; waste billings; annual fees and billings (annual rent, trespass charges, extension fees, forfeited deposits, and scaling fees) incidental to the operation of the program; and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads, bridges, and log dumps; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program, including certification and safety initiatives. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations, and individuals. Revenue in excess of current expenditures and outstanding obligations may be transferred to the General Fund as directed by Treasury Board. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	324,664	299,084
OPERATING TRANSACTIONS
Revenue	209,020	248,420
Expense	(161,555)	(170,447)
Internal and External Recoveries	5,802	5,802
Net Revenue (Expense)	53,267	83,775

Difference Between 2014/15 Estimates and Projected Actual Net Revenue (Expense)	(32,547)

Transfer from (to) the General Fund	(40,000)	(90,000)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(67,202)	(80,301)
Capital Expenditures	(29,694)	(34,156)
Net Cash Source (Requirement)	(96,896)	(114,457)
Difference Between 2014/15 Estimates and Projected Actual Net Cash Source (Requirement)	192	—
Working Capital Adjustments and Other Spending Authority Committed[3]	90,404	88,502
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	299,084	266,904

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

3   The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund in 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and provisions were modified under the Special Accounts Appropriation and Control Act in 1982. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition and development of Crown land for sale or tenure. Expenses include costs for Crown land clean-up and servicing. This special account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition Free Crown Grants are expensed at net book value if no consideration is received or are expensed at fair market value if a consideration is received, and Nominal Rent Tenures are expensed at fair market value. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	191,885	135,907
Less: Cost of Development	(7,993)	(2,728)
	183,892	133,179
Expense	(20)	(20)
Net Revenue (Expense)	183,872	133,159
FREE CROWN GRANTS AND NOMINAL RENT TENURES³
Expense:[4]
– Ministry of Advanced Education	(1)	(1)
– Ministry of Community, Sport and Cultural Development	(1,000)	(1,000)
– Ministry of Education	(1)	(6,000)
– Ministry of Environment	(1)	(1)
– Ministry of Forests, Lands and Natural Resource Operations	(816)	(816)
– Ministry of Health	(1)	(1)
– Ministry of Jobs, Tourism and Skills Training	(1)	(1)
– Ministry of Justice	(1)	(1)
– Ministry of Natural Gas Development	(1)	(1)
– Ministry of Social Development and Social Innovation	(1)	(1)
– Ministry of Transportation and Infrastructure	(1)	(1)
– Renewal of Nominal Rent Tenures	(2,963)	(1,557)
– Contingency	(10,000)	(1)
Total Expense	(14,788)	(9,382)
Internal and External Recoveries	14,788	9,382
Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(183,942)	(133,184)

FINANCING TRANSACTIONS
Receipts	70	25
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	70	25
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	50,000	50,000

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

3   Expenses and recoveries reflect the net difference between the fair market value and book value of Crown land granted free or leased for a nominal fee.

4   The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2015/16 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986 and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work, and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries include funds collected in accordance with applicable legislation, penalties levied in accordance with application legislation, and stumpage levies.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	11,723	11,723
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(1,574)	(1,574)
Internal and External Recoveries	1,574	1,574
Net Revenue (Expense)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	11,723	11,723

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2014/15	2015/16

INTEGRATED RESOURCE OPERATIONS

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	600	600
Receipts	—	—
Net Cash Requirement (Source)	600	600

TENURES, COMPETITIVENESS AND INNOVATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring, and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,382	6,382
Receipts	—	—
Net Cash Requirement (Source)	6,382	6,382

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2014/15	2015/16

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licenses collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,000	5,977
Receipts	(6,000)	(5,977)
Net Cash Requirement (Source)	—	—

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATION
Vote 29 — Ministry Operations	16,805,908	17,297,183

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	16,953,158	17,444,433
CAPITAL EXPENDITURES [2]	8,326	5,597
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HEALTH

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Health Programs	16,730,917	17,502,236	(282,799)	17,219,437
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	222,241	236,587	(11,591)	224,996
Health Special Account	147,250	147,250	—	147,250

TOTAL OPERATING EXPENSES	16,953,158	17,738,823	(294,390)	17,444,433

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Service	8,326	5,597	—	5,597

TOTAL CAPITAL EXPENDITURES	8,326	5,597	—	5,597

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 29 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	11,540,915	11,948,782
Medical Services Plan	4,061,122	4,117,119
PharmaCare	1,079,453	1,103,033
Health Benefits Operations	42,181	43,075
Vital Statistics	7,246	7,428
	16,730,917	17,219,437

Voted Appropriations Description: This sub-vote provides funding for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, multi-disciplinary comprehensive self-care and health services information to British Columbians and health care providers, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities, and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies, or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs, including enrolment. Vital Statistics provides funding for the Agency responsible for the administration, registration, record maintenance, certification, statistical analysis, and reporting of births, deaths, and marriages occurring in the province. Costs may be recovered from royalties on the sale of Vital Statistics Agency-developed intellectual property, ministries, health authorities, agencies, other levels of government, organizations, and individuals for services provided or funded by the sub-vote.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	719	725
Stewardship and Corporate Services	221,522	224,271
	222,241	224,996

Voted Appropriations Description: This sub-vote provides funding for the office of the Minister of Health, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and the Parliamentary Secretary for Seniors. This sub-vote also provides for stewardship and corporate services functions, including direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health care system; development of long-term health plans; monitoring and regulation of professional associations; public health reports on population health through the Provincial Health Officer; and monitoring and reporting on a range of services for seniors related to health care, personal care, housing, transportation, and income support through the Office of the Seniors Advocate. Costs may be recovered from ministries, health authorities, other levels of government, organizations, individuals, and other entities for services described within this sub-vote.

VOTE 29 — MINISTRY OPERATIONS	16,805,908	17,297,183

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the following special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	113,605	114,005
Operating Costs	167,405	168,643
Government Transfers	16,965,217	17,453,721
Other Expenses	149,863	150,043
Internal Recoveries	(147,591)	(147,589)
External Recoveries	(295,341)	(294,390)
TOTAL OPERATING EXPENSES	16,953,158	17,444,433

MINISTRY OF HEALTH

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care; health research; health promotion; and health education services. Expenses of the special account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	—	—

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF INTERNATIONAL TRADE

The mission of the Ministry of International Trade is to provide integrated trade and investment programs and services to help British Columbia increase its exports, develop international partnerships, increase awareness, negotiate trade deals, and attract investment and company head offices. The Ministry also promotes multiculturalism and engages in initiatives to eliminate racism.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATION
Vote 30 — Ministry Operations	34,296	48,521

OPERATING EXPENSES	34,296	48,521
CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2   Details of capital expenditures are presented in Schedule C.

3   Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF INTERNATIONAL TRADE

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
International Trade and Investment	10,522	22,340	(2)	22,338
International Strategy and Competitiveness	4,132	5,540	(2)	5,538
Multiculturalism	625	1,629	(1)	1,628
Transfers to Crown Corporations and Agencies	17,300	17,300	—	17,300
Executive and Support Services	1,717	1,718	(1)	1,717

TOTAL OPERATING EXPENSES	34,296	48,527	(6)	48,521

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

MINISTRY OF INTERNATIONAL TRADE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 30 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: International Trade and Investment, International Strategy and Competitiveness, Multiculturalism, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

INTERNATIONAL TRADE AND INVESTMENT

Voted Appropriation
International Trade and Investment	10,522	22,338

Voted Appropriation Description: This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; promoting British Columbia internationally; showcasing British Columbia at national and international events; the operation of the province’s international network of trade and investment representatives and offices; development and delivery of outbound trade and investment missions in conjunction with public and private sector partners; management of British Columbia’s participation in domestic and international trade agreements and initiatives; programming to assist British Columbia companies to conduct international business; partnerships with public and private sector organizations to achieve trade and investment objectives; and research and analysis to develop sectoral and market strategies and support British Columbia’s trade and investment objectives. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for services described within this sub-vote.

INTERNATIONAL STRATEGY AND COMPETITIVENESS

Voted Appropriation
International Strategy and Competitiveness	4,132	5,538

Voted Appropriation Description: This sub-vote provides for the delivery of investment capital and venture capital programming by acting as the lead and working with the BC Immigrant Investment Fund Ltd. and the B.C. Renaissance Capital Fund Ltd. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for services described within this sub-vote.

MULTICULTURALISM

Voted Appropriation
Multiculturalism	625	1,628

Voted Appropriation Description: This sub-vote provides for the policy, administration, operation, delivery, and support of multiculturalism programs and services. Programs and services include public education, Interfaith Bridging, Safe Harbour, Provincial Nesika Awards, and community networking against racism and hate. Costs may be recovered from ministries, organizations, and the federal government for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Forestry Innovation Investment Ltd	17,300	17,300

Voted Appropriation Description: This sub-vote provides for transfers to Crown corporations and agencies including Forestry Innovation Investment Ltd.

MINISTRY OF INTERNATIONAL TRADE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	597	597
Corporate Services	1,120	1,120
	1,717	1,717

Voted Appropriations Description: This sub-vote provides for the office of the Minister of International Trade and Minister Responsible for Asia Pacific Strategy and Multiculturalism, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote also provides for executive direction of the Ministry of International Trade, and administrative services for the operating programs of the Ministry of International Trade, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems, some of which are provided by the Ministry of Community, Sport and Cultural Development and the Ministry of Jobs, Tourism and Skills Training. Costs may be recovered from ministries and Crown corporations and agencies for services described within this sub-vote.

VOTE 30 — MINISTRY OPERATIONS	34,296	48,521

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	8,516	13,347
Operating Costs	8,556	16,552
Government Transfers	19,024	18,435
Other Expenses	54	197
Internal Recoveries	(1,848)	(4)
External Recoveries	(6)	(6)
TOTAL OPERATING EXPENSES	34,296	48,521

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

The mission of the Ministry of Jobs, Tourism and Skills Training is to manage key lines of government service that help create the economic prosperity needed for the success of families and communities across the province. This means seizing the opportunities and responding to the challenges of a globalized economy in order to create new jobs, defend existing ones, and position ourselves for long-term growth. In addition, the Labour Division establishes a fair and balanced labour and employment law framework that promotes worker health and safety and labour relations stability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATION
Vote 31 — Ministry Operations	198,168	198,360

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	198,668	198,860
CAPITAL EXPENDITURES [2]	9,475	1,867
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Labour Market and Immigration	15,465	92,774	(77,277)	15,497
Labour Programs	14,216	40,441	(26,169)	14,272
Workforce Development	1,566	6,278	(4,701)	1,577
Tourism and Small Business	7,470	7,486	(3)	7,483
Major Investments Office	2,871	2,873	(2)	2,871
Economic Development	6,800	6,814	(2)	6,812
Transfers to Crown Corporations and Agencies	145,418	145,468	—	145,468
Executive and Support Services	4,362	5,733	(1,353)	4,380
Northern Development Fund Special Account	500	500	—	500

TOTAL OPERATING EXPENSES	198,668	308,367	(109,507)	198,860

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Labour Programs	3	3	—	3
Executive and Support Services	9,472	1,864	—	1,864

TOTAL CAPITAL EXPENDITURES	9,475	1,867	—	1,867

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 31 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Labour Market and Immigration, Labour Programs, Workforce Development, Tourism and Small Business, Major Investments Office, Economic Development, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

LABOUR MARKET AND IMMIGRATION

Voted Appropriations
Strategy and Planning	1,322	1,351
Labour Market Information and Policy	3,443	3,446
Labour Market and Skills Training Programs	10,700	10,700
	15,465	15,497

Voted Appropriations Description: This sub-vote provides for the development and implementation of policy and programs to support the growth and training of British Columbia’s skilled workforce. Programs include external service delivery for initiatives related to apprenticeship and skills training, labour market development, and support services for immigrants. This sub-vote also provides for the development and dissemination of labour market information through the WorkBC and WelcomeBC websites, and the negotiation and implementation of federal/provincial agreements related to workforce development such as the Canada-BC Job Fund Agreement. Costs may be recovered from ministries and parties external to government, including the Government of Canada through federal/provincial agreements, for services described within this sub-vote.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	7,833	7,858
Labour Relations Board	4,630	4,630
WorkSafeBC Funded Services	1	1
Industrial Relations	1,752	1,783
	14,216	14,272

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations, including: oversight of the Employment Standards Act and the Labour Relations Code; the administration of the Employment Standards Act; and the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, and the Labour Relations Board, including funding for the Employment Standards Tribunal and other labour relations initiatives. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act. This sub-vote also provides for executive, strategic, and administrative support, including business planning, legislative and policy support, and performance management. Costs may be recovered from ministries and parties external to government for services described within this sub-vote.

WORKFORCE DEVELOPMENT

Voted Appropriation
Workforce Development	1,566	1,577

Voted Appropriation Description: This sub-vote provides for the policy, administration, and delivery of the BC Provincial Nominee Program and the Premiers’ Liquefied Natural Gas Working Group. The BC Provincial Nominee Program services and programs are delivered through two main streams: skills immigration and business immigration. Both are intended to meet the government’s economic goals and fill needed skills shortages in the Province of British Columbia. The Premiers’ Liquefied Natural Gas Working Group is tasked with working with business, First Nations, Labour Programs, and other stakeholder groups to deliver accurate data on skills needs for the Liquefied Natural Gas Sector. Costs may be recovered from investment returns on security deposits and from fees. Costs may also be recovered from ministries, Crown agencies, other levels of government, organizations, businesses, and individuals for services described within this sub-vote.

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

TOURISM AND SMALL BUSINESS

Voted Appropriations
Tourism Policy	1,988	2,001
Film Policy and Creative BC	2,568	2,568
Small Business	2,914	2,914
	7,470	7,483

Voted Appropriations Description: This sub-vote provides for the development and implementation of provincial plans, policies, and legislation related to tourism and/or the tourism industry in British Columbia; work on tourism-related projects and policies of key strategic importance to British Columbia’s tourism industry and government; tourism-related operational, programming, and research activities, including negotiating and entering into tourism-related agreements or arrangements with parties outside of British Columbia; support to the Secretariat for the Ministers’ Council on Tourism; support and funding for the promotion of British Columbia’s creative economy and industries, including infrastructure, marketing, production and post-production support for film, television, gaming, digital media, music, publishing, and other creative industries. This sub-vote also provides for development of comprehensive economic and competitiveness strategies; working with investors to facilitate economic development and job creation; negotiating positions, policy options, and advice for government and industry; providing strategic direction to remove barriers to business, advancing economic development, and increasing productivity and competitiveness; providing financial support for projects, initiatives, and trusts that support economic growth and diversification throughout the province; and establishing and operating the Small Business Roundtable. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, other organizations, and parties external to government for services described within this sub-vote.

MAJOR INVESTMENTS OFFICE

Voted Appropriation
Major Investments Office	2,871	2,871

Voted Appropriation Description: This sub-vote provides for fostering economic development by acting as the lead in working with other ministries and agencies to identify and evaluate strategic major project investment opportunities and encourage investment in British Columbia; working with the international offices to provide consistent and personalized business relationships and services to potential investors; advocating on behalf of government to secure and attain necessary approvals of major investment opportunities; and working with investors, ministries, government agencies, other levels of government, and stakeholders to identify barriers impeding investment projects in British Columbia and working to overcome them. Costs may be recovered from ministries, government organizations, and agencies for services described within this sub-vote.

ECONOMIC DEVELOPMENT

Voted Appropriation
Economic Development	6,800	6,812

Voted Appropriation Description: This sub-vote provides for the administration, operation, and delivery of regional economic development programs such as the Resort Municipality Initiative Program, and services including comprehensive economic strategies and initiatives; key economic development tools; identifying new ways of enabling British Columbia’s rural communities to become more economically diverse; working with investors to facilitate economic development and job creation; developing training strategies and implementing strategic labour market policies; and land and marine use planning. This sub-vote also provides for executive direction, administrative services, and operating programs of the Aboriginal Business Investment Council. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, businesses, and individuals for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Destination BC Corp	50,974	51,024
Industry Training Authority	94,444	94,444
	145,418	145,468

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including Destination BC Corp. and the Industry Training Authority.

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	923	923
Corporate Services	3,439	3,457
	4,362	4,380

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Jobs, Tourism and Skills Training and Minister Responsible for Labour and the Minister of State for Tourism and Small Business, including salaries, benefits, allowances, and operating expenses for the ministers and the ministers’ staff; and the Parliamentary Secretary for the Jobs Plan. This sub-vote also provides for executive direction of the Ministry of Jobs, Tourism and Skills Training and administrative services for the operating programs of the Ministry of Jobs, Tourism and Skills Training; the Ministry of Community, Sport and Cultural Development; the Ministry of International Trade; and Destination BC Corp.; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems. Costs may be recovered from ministries, Crown corporations, and agencies for services described within this sub-vote.

VOTE 31 — MINISTRY OPERATIONS	198,168	198,360

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the following special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	62,047	64,066
Operating Costs	18,617	22,008
Government Transfers	213,177	237,032
Other Expenses	16,280	831
Internal Recoveries	(15,616)	(15,570)
External Recoveries	(95,837)	(109,507)
TOTAL OPERATING EXPENSES	198,668	198,860

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the Nechako-Kitamaat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	524	599
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	599	674

NOTES

1     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF JUSTICE

The mission of the Ministry of Justice is to administer justice, deliver public safety services and programs, lead emergency management, and provide legal advice to government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATIONS
Vote 32 — Ministry Operations	1,024,928	1,039,955
Vote 33 —Judiciary	68,109	71,118
Vote 34 — Crown Proceeding Act	24,500	24,500
Vote 35 — Independent Investigations Office	7,536	7,544
Vote 36 — British Columbia Utilities Commission	1	1
Vote 37 — Emergency Program Act	14,478	14,478

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	—	—
Corrections Work Program Account Special Account	1,281	1,281
Criminal Asset Management Fund Special Account	—	—
Public Guardian and Trustee Operating Account Special Account	8,577	8,577
Less: Transfer from Ministry Operations Vote	(8,577)	(8,577)
Victim Surcharge Special Account	13,504	13,504

OPERATING EXPENSES	1,154,337	1,172,381
CAPITAL EXPENDITURES [2]	15,902	13,224
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2   Details of capital expenditures are presented in Schedule C.

3   Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF JUSTICE

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Justice Services	109,081	113,209	(3,502)	109,707
Prosecution Services	112,867	115,793	—	115,793
Court Services	97,523	102,278	(2,852)	99,426
Legal Services	17,543	18,305	(300)	18,005
Corrections	219,234	226,436	(5,544)	220,892
Policing and Security	349,682	383,313	(27,758)	355,555
Victim Services and Crime Prevention	40,017	40,443	(300)	40,143
Emergency Management BC	26,702	31,878	(5,122)	26,756
RoadSafetyBC	8,815	13,184	(4,035)	9,149
Liquor Control and Licensing	1	11,500	(11,499)	1
Agencies, Boards and Commissions	12,979	13,836	(846)	12,990
Executive and Support Services	30,484	31,540	(2)	31,538
Judiciary	68,109	71,118	—	71,118
Crown Proceeding Act	24,500	24,500	—	24,500
Independent Investigations Office	7,536	7,544	—	7,544
British Columbia Utilities Commission	1	6,716	(6,715)	1
Emergency Program Act	14,478	14,478	—	14,478
Civil Forfeiture Account Special Account	—	3,992	(3,992)	—
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Criminal Asset Management Fund Special Account	—	—	—	—
Public Guardian and Trustee Operating Account Special Account	—	17,110	(17,110)	—
Victim Surcharge Special Account	13,504	13,504	—	13,504

TOTAL OPERATING EXPENSES	1,154,337	1,261,958	(89,577)	1,172,381

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	14,572	12,078	—	12,078
Judiciary	605	590	—	590
Independent Investigations Office	352	183	—	183
British Columbia Utilities Commission	10	10	—	10
Public Guardian and Trustee Operating Account Special Account	363	363	—	363

TOTAL CAPITAL EXPENDITURES	15,902	13,224	—	13,224

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	2,900	(2,900)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	2,900	(2,900)	—

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 32 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following twelve core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Corrections; Policing and Security; Victim Services and Crime Prevention; Emergency Management BC; RoadSafetyBC; Liquor Control and Licensing; Agencies, Boards and Commissions; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	109,081	109,707

Voted Appropriation Description: This sub-vote provides for the administration, management, and transformation of justice services throughout the province, including administrative justice reform; public, criminal, civil, and family law reform; and broad justice system policy development to support a more accessible, efficient, and effective justice system. This sub-vote also provides for legal aid, human rights, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; support for the federal/provincial/territorial process for discussion of national justice issues and negotiations between the various levels of government; the investigations of matters relating to the administration of the Correction Act and court services; maintenance enforcement and services associated with inter-jurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society, and the federal government for services described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	112,867	115,793

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences; advice to government on all criminal law matters; and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	97,523	99,426

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort, and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Costs may be recovered from the federal and municipal governments for costs related to ticket enforcement, circuit courts, and other justice related initiatives; from contracted bailiffs for civil execution services; and from parties or the public for costs associated with services described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	17,543	18,005

Voted Appropriation Description: This sub-vote provides for legal and related services, including legal advice; representation in civil litigation; and drafting, preparing, filing, and publishing statutes, regulations, and Orders in Council to the province and various agencies, boards and commissions, and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for legal and related services described within this sub-vote.

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

CORRECTIONS

Voted Appropriation
Corrections	219,234	220,892

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for the planning and management of correctional programs. Costs may be recovered from ministries for purposes including medical sessions, systems-related costs, and supervision of offenders; from other levels of government for purposes which include housing and supervision of federal offenders and immigration detainees; and from other jurisdictions for community supervision of offenders, the Vancouver Drug Treatment Court, and the Native Courtworker Program for services described within this sub-vote.

POLICING AND SECURITY

Voted Appropriation
Policing and Security	349,682	355,555

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province, management of contract policing, and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations and other protective programs. Costs may be recovered from ministries for the enhanced policing of highway maintenance zones and forest service recreation sites; for criminal record reviews of public sector employees; and from other levels of government, the Insurance Corporation of British Columbia, the Vancouver Fraser Port Authority, and organizations and individuals covered by the Criminal Records Review Act for services described within this sub-vote.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	40,017	40,143

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for support to communities to prevent crime, violence, and victimization. Costs may be recovered from the Victim Surcharge Special Account for victim service programs and crime prevention initiatives, from ministries for special public safety initiatives, and from other levels of government for services described within this sub-vote.

EMERGENCY MANAGEMENT BC

Voted Appropriation
Emergency Management BC	26,702	26,756

Voted Appropriation Description: This sub-vote provides for costs related to provincial emergency planning, preparedness, mitigation, response, and recovery activities, including flood, fire, and other hazard mitigation; assurance of critical infrastructure; promotion of emergency management capacity within British Columbian communities; and business continuity and integrated public safety planning readiness for response to multiple fatality incidents. This sub-vote also provides for the Office of the Fire Commissioner, which implements fire safety regulations and activities, promotes fire safety, and oversees major fire investigations and the response to major wildland urban interface fire emergencies; and for the BC Coroners Service, which provides for investigations of unnatural, sudden, and unexpected deaths in the province, ensuring that the relevant facts are made a matter of public record, identifying and advancing recommendations aimed at prevention of death in the future under similar circumstances, and reporting on issues affecting public health and safety, and reviewing child deaths. Costs may be recovered from ministries, Crown agencies, other levels of government, and other organizations for services described within this sub-vote.

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

ROADSAFETYBC

Voted Appropriation
RoadSafetyBC	8,815	9,149

Voted Appropriation Description: This sub-vote provides for programs and activities of RoadSafetyBC, including leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver related programs. This sub-vote also provides for expenses related to participation in national organizations and reimbursements for programs administered by RoadSafetyBC. Costs may be recovered from ministries, Crown corporations, boards and commissions, other levels of government, organizations, and from appeal fees and program fees for services described within this sub-vote.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing, and enforcement in support of the Liquor Control and Licensing Act and regulations, including administrative oversight of retail liquor outlets appointed under section 18(5) of the Liquor Distribution Act, and to establish and operate an on-going program to reduce the incidence of underage drinking. Costs may be recovered from licensing applications, renewal and change request fees, and from the Liquor Distribution Branch for services described within this sub-vote.

AGENCIES, BOARDS AND COMMISSIONS

Voted Appropriation
Agencies, Boards and Commissions	12,979	12,990

Voted Appropriation Description: This sub-vote provides for the costs of the British Columbia Ferry Commission, British Columbia Human Rights Tribunal, British Columbia Review Board, Oil and Gas Appeal Tribunal, and partial funding of the Public Guardian and Trustee Operating Account. The British Columbia Ferry Commission serves to regulate British Columbia Ferry Services Inc. The British Columbia Human Rights Tribunal provides parties the opportunity to resolve complaints of discrimination through mediation and hearings under the Human Rights Code of British Columbia. The British Columbia Review Board conducts hearings pursuant to the Criminal Code of Canada, to review and assess the mental condition and level of threat to the public posed by mentally disordered accused persons to determine whether they should be absolutely or conditionally discharged or detained in a designated place of custody. The Oil and Gas Appeal Tribunal is an independent agency that was established to hear appeals from certain determinations issued by the Oil and Gas Commission (or its designate) under the Oil and Gas Activities Act, as well as certain review decisions issued by a review official. Costs may be recovered from ministries, agencies, boards and commissions, and other organizations for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	1,062	1,054
Corporate Services	29,422	30,484
	30,484	31,538

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Justice, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s and the Deputy Solicitor General’s offices; the Parliamentary Secretary for Corrections; the Parliamentary Secretary for Liquor Policy Review; general services to support program delivery; policy development; and management services for the ministry, including financial administration, facilities management, organizational development, information and systems management, and service planning. This sub-vote also provides for policy development and other initiatives sponsored by the Minister of Justice and the ministry, including oversight of delegated consumer protection agencies. Costs may be recovered pursuant to court and consent orders, for costs associated with consumer restitution; and from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 32 — MINISTRY OPERATIONS	1,024,928	1,039,955

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 33 — JUDICIARY

This vote provides for programs and operations described in the voted appropriations under the core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	14,350	15,562
Provincial Courts	53,759	55,556
	68,109	71,118

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 33 — JUDICIARY	68,109	71,118

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 34 — CROWN PROCEEDING ACT

This vote provides for programs and operations described in the voted appropriation under the core business: Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 34 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 35 — INDEPENDENT INVESTIGATIONS OFFICE

This vote provides for programs and operations described in the voted appropriation under the core business: Independent Investigations Office.

INDEPENDENT INVESTIGATIONS OFFICE

Voted Appropriation
Independent Investigations Office	7,536	7,544

Voted Appropriation Description: This sub-vote provides for the operation of the Independent Investigations Office which conducts investigations into deaths and incidents of serious harm involving on and off duty municipal police, Royal Canadian Mounted Police in British Columbia, and on duty special provincial constables. When such investigations result in Crown counsel laying charges under the Criminal Code of Canada or any other statute, the Independent Investigations Office supports prosecution of the charges. The Independent Investigations Office operates under the Police Act which provides for the prescription of additional offences to be investigated and for issuance of public reports as necessary and as required.

VOTE 35 — INDEPENDENT INVESTIGATIONS OFFICE	7,536	7,544

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 36 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for programs and operations described in the voted appropriation under the core business: British Columbia Utilities Commission.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description: This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act and the Insurance Corporation Act. Costs of the commission may be recovered from regulated entities, hearing and project applicants, and parties external to government for services described within this sub-vote.

VOTE 36 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 37 — EMERGENCY PROGRAM ACT

This vote provides for programs and operations described in the voted appropriation under the core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	14,478	14,478

Voted Appropriation Description: This sub-vote provides for ministry programs and operations described in the Emergency Program Act, which provides for response to and recovery from emergencies, disasters, and for hazard mitigation initiatives.

VOTE 37 — EMERGENCY PROGRAM ACT	14,478	14,478

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Criminal Asset Management Fund, Public Guardian and Trustee Operating Account, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

CRIMINAL ASSET MANAGEMENT FUND

Statutory Appropriation
Criminal Asset Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Criminal Asset Management Fund which is governed under the Criminal Asset Management Act.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account	8,577	8,577
Less: Transfer from Ministry Operations Vote	(8,577)	(8,577)
	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,504	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	567,651	583,886
Operating Costs	150,420	148,060
Government Transfers	569,789	577,071
Other Expenses	42,354	42,660
Internal Recoveries	(87,050)	(89,719)
External Recoveries	(88,827)	(89,577)
TOTAL OPERATING EXPENSES	1,154,337	1,172,381

MINISTRY OF JUSTICE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the account is to suppress economic incentives resulting from unlawful activities and to fund crime prevention, crime remediation, and victim compensation initiatives. The fund is established to distribute proceeds of assets forfeited to the Crown under the Act. Revenue represents any excess of recoveries to expenditures in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	6,072	7,105
OPERATING TRANSACTIONS
Revenue	1,033	1,033
Expense	(3,992)	(3,992)
Internal and External Recoveries	3,992	3,992
Net Revenue (Expense)	1,033	1,033

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	7,105	8,138

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	3,138	3,153
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	700	700
Net Revenue (Expense)	69	69

Difference Between 2014/15 Estimates and Projected Actual Net Revenue (Expense)	(114)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed [3]	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	3,153	3,282

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

CRIMINAL ASSET MANAGEMENT FUND

The Forfeited Crime Proceeds Fund account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. This account was continued in 2012, under the name Criminal Asset Management Fund, by the Criminal Asset Management Act. The purpose of this account is to use the proceeds that government obtains from criminal forfeitures and certain fines for certain criminal justice purposes. Revenue represents money received by government from proceeds of crime provided by certain other governments, money paid as a fine under a provision of the Criminal Code of Canada or under similar legislation, and money forfeited under certain sections of the Criminal Code of Canada. Revenue also represents money realized from the disposition of forfeited property governed by the Act and other money, interest, and income provided for in the Act. Expenses are for compensation of eligible victims, crime prevention and remediation, administration of the Act, and other prescribed purposes. Administrative costs may be funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	1,086	2,331
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

Difference Between 2014/15 Estimates and Projected Actual Net Revenue (Expense)	1,245

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	2,331	2,331

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

This account was established as a special account by the Public Trustee Amendment Act in 1989 and is governed by section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions, and charges earned.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	25,602	25,873
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(24,585)	(25,687)
Internal and External Recoveries	16,008	17,110
Transfer from Ministry Operations Vote	8,577	8,577
Net Revenue (Expense)	—	—

Difference Between 2014/15 Estimates and Projected Actual Net Revenue (Expense)	9

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(363)	(363)
Net Cash Source (Requirement)	(363)	(363)
Working Capital Adjustments and Other Spending Authority Committed[3]	625	625
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	25,873	26,135

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for the Ministry of Justice. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	40,874	39,370
OPERATING TRANSACTIONS
Revenue	12,000	12,000
Expense	(13,504)	(13,504)
Net Revenue (Expense)	(1,504)	(1,504)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	39,370	37,866

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF JUSTICE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,900	2,900
Receipts	(2,900)	(2,900)
Net Cash Requirement (Source)	—	—

MINISTRY OF NATURAL GAS DEVELOPMENT

The mission of the Ministry of Natural Gas Development is to facilitate a positive climate for the economic, environmental, and socially responsible development of British Columbia’s natural gas and petroleum resources for the benefit of British Columbians; for providing leadership in meeting the housing needs of all British Columbians by establishing building and safety codes, supporting residential tenants, landlords, and homeowners, and enabling a range of market and non-market housing choices; and for effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATIONS
Vote 38 — Ministry Operations	20,249	23,872
Vote 39 — Housing	368,691	408,393

STATUTORY APPROPRIATION
Housing Endowment Fund Special Account	12,000	12,000

OPERATING EXPENSES	400,940	444,265
CAPITAL EXPENDITURES ²	2,767	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF NATURAL GAS DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Upstream Development	12,482	12,526	(2)	12,524
Liquefied Natural Gas	3,972	6,065	(2)	6,063
Oil and Strategic Initiatives	1,012	1,017	(2)	1,015
Executive and Support Services	2,783	4,274	(4)	4,270
Housing	368,691	408,395	(2)	408,393
Housing Endowment Fund Special Account	12,000	12,000	—	12,000

TOTAL OPERATING EXPENSES	400,940	444,277	(12)	444,265

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	2,767	1	—	1

TOTAL CAPITAL EXPENDITURES	2,767	1	—	1

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Upstream Development	—	29,740	(29,740)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	29,740	(29,740)	—

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 38 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Upstream Development, Liquefied Natural Gas, Oil and Strategic Initiatives, and Executive and Support Services.

UPSTREAM DEVELOPMENT

Voted Appropriation
Upstream Development	12,482	12,524

Voted Appropriation Description: This sub-vote provides for the management of the province’s upstream natural gas and petroleum resources, including the issuance and administration of Crown petroleum and natural gas subsurface rights; facilitating infrastructure development to improve access to upstream oil and gas resources; undertaking economic, market, engineering, environmental, volume, and pricing analysis to develop and implement policies and programs; identifying, stimulating, and facilitating development and market opportunities; developing provincial statutes and regulations that apply to the upstream oil and gas sector; representing the province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and external relations and providing information to the public. This sub-vote also provides for salaries, benefits, and operating expenses related to government’s management of upstream oil and gas resources; expenses for developing policies and programs to identify, stimulate, market, and facilitate British Columbia’s oil and gas development opportunities; and negotiating and implementing agreements with other governments, First Nations, and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic, and financial aspects of upstream oil and gas development. This sub-vote also provides assistance and advice to the petroleum and natural gas industries on issuance, administration, and management of petroleum and natural gas tenures and underground natural gas storage rights; maintains tenure registries and collects fees associated with the subsurface tenures; and ensures compliance with provincial tenure legislation and regulations. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to the government for supplies and services described within this sub-vote.

LIQUEFIED NATURAL GAS

Voted Appropriation
Liquefied Natural Gas	3,972	6,063

Voted Appropriation Description: This sub-vote provides for the management of the province’s liquefied natural gas strategy to foster the development and growth of the liquefied natural gas industry in British Columbia. This sub-vote also provides for the Liquefied Natural Gas Task Force, including engagement with proponents, joint venture and investment interests, and liquefied natural gas customer representative countries; and developing and maintaining the overarching strategic framework for ministries and Crown agencies on policies, programs, and decisions supporting the liquefied natural gas industry. The sub-vote provides for scientific technical studies relating to the industry; support for engagement on cross jurisdictional issues; liquefied natural gas and natural gas market analysis and pricing forecasts, including financial and economic analysis; and global promotion, communications, and community engagement, including building relationships with key community stakeholders and participation in local, regional, and global conferences and forums. This sub-vote also provides for support of other ministries, agencies, and stakeholders on liquefied natural gas related issues, including British Columbia Hydro and Power Authority energy supply and infrastructure contributions, liquefied natural gas taxation, power supply pricing and transmission infrastructure requirements, provincial policy framework for First Nations negotiations and specific negotiation mandates along with pipeline corridors, plant locations and marine traffic routes, and Crown land dispositions for industry development. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to the government for supplies and services described within this sub-vote.

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

OIL AND STRATEGIC INITIATIVES

Voted Appropriation
Oil and Strategic Initiatives	1,012	1,015

Voted Appropriation Description: This sub-vote provides for engagement with other provincial agencies and federal and provincial governments in matters related to increasing oil exports from British Columbia and Alberta to new markets, including liaising with Alberta as it relates to oil; undertaking economic and market analysis; identifying, stimulating, and facilitating development and market opportunities; negotiating and implementing agreements with other governments; and fostering development of the supply sector that supports pipeline development. This sub-vote provides for facilitating the development of interprovincial oil pipelines and related infrastructure projects that benefit British Columbia through liaising with oil transmission pipeline proponents; providing the central point of contact on proposed interprovincial oil transmission pipelines to British Columbia’s coast; supporting the province in federal regulatory tribunals; and defining British Columbia’s Five Requirements. Strategic assignments related to critical issues affecting oil and natural gas are also provided for under this sub-vote. This sub-vote provides for the salaries, benefits, and operating expenses related to the government’s engagement to increase oil exports to new markets; identification of British Columbia’s value-added gas development opportunities; addressing key natural gas or oil initiatives as identified by government; and negotiating and implementing agreements with other governments and non-governmental organizations regarding the fiscal, socio-economic, and financial aspects of oil development. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to the government for supplies and services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	532	534
Corporate Services	2,251	3,736
	2,783	4,270

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Natural Gas Development and the Minister Responsible for Housing, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office. This sub-vote also provides for corporate services and corporate business innovation, including strategic planning, business review and planning, cross-ministry and corporate policy development, intergovernmental relations, legislation, internal communications, correspondence, records management, economic and regulatory impact analysis, and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 38 — MINISTRY OPERATIONS	20,249	23,872

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 39 — HOUSING

This vote provides for programs and operations described in the voted appropriations under the core business: Housing.

HOUSING

Voted Appropriations
Housing	359,140	398,793
Building and Safety Policy	1,550	1,560
Residential Tenancy	8,001	8,040
	368,691	408,393

Voted Appropriations Description: This sub-vote provides for housing policy development and program delivery; building and safety technical analysis and policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations, including facilitating the resolution of landlord and tenant disputes. This sub-vote also provides for the administration of the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Shelter Aid for Elderly Renters Act, the Ministry of Lands, Parks and Housing Act, the Strata Property Act, the Building Officials’ Association Act, the Commercial Tenancy Act, the Rent Distress Act, the British Columbia Fire Code under the Fire Services Act, and the British Columbia Building and Plumbing Codes and other building regulations under the Local Government Act and concurrent authority for buildings and other structures under the Community Charter. This sub-vote is also responsible for the Building Code Appeal Board and the Safety Standards Appeal Board. Transfers are provided to British Columbia Housing Management Commission to develop, repair, operate, subsidize, and maintain safe, comprehensive, and affordable housing and shelter options and to deliver services to those in need. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for services described within this sub-vote.

VOTE 39 — HOUSING	368,691	408,393

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the following special account: Housing Endowment Fund.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	12,000	12,000

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	17,735	17,962
Operating Costs	12,961	16,398
Government Transfers	369,893	409,541
Other Expenses	368	382
Internal Recoveries	(6)	(6)
External Recoveries	(11)	(12)
TOTAL OPERATING EXPENSES	400,940	444,265

MINISTRY OF NATURAL GAS DEVELOPMENT

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2014/15	2015/16

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT

This account was established as a special account in 2007 under the Special Accounts Appropriation and Control Act. The account exists for purposes relating to innovation in affordable, social, or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million which is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	52,359	95,369
OPERATING TRANSACTIONS
Revenue	38,000	12,884
Expense	(12,000)	(12,000)
Net Revenue (Expense)	26,000	884
Difference Between 2014/15 Estimates and Projected Actual Net Revenue (Expense)	17,010
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	95,369	96,253

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2014/15 is based on the 2013/14 Public Accounts.

MINISTRY OF NATURAL GAS DEVELOPMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2014/15	2015/16

UPSTREAM DEVELOPMENT

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission with respect to oil and gas industry fees and levies assessed and collected on behalf of the Commission under the Oil and Gas Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	27,241	29,740
Receipts	(27,241)	(29,740)
Net Cash Requirement (Source)	—	—

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

The mission of the Ministry of Social Development and Social Innovation is to make a difference in the lives of British Columbians trying to overcome social and economic barriers by believing in their ability to realize their full potential and make meaningful contributions to their community; and by providing access to the services to help them achieve their goals.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15¹	2015/16
VOTED APPROPRIATION
Vote 40 — Ministry Operations	2,529,819	2,593,575

OPERATING EXPENSES	2,529,819	2,593,575
CAPITAL EXPENDITURES [2]	29,517	2,938
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Income Assistance	1,682,338	1,719,017	(10,080)	1,708,937
Employment	29,988	330,494	(300,494)	30,000
Community Living Services	799,777	837,447	—	837,447
Employment and Assistance Appeal Tribunal	1,751	1,756	—	1,756
Executive and Support Services	15,965	15,475	(40)	15,435

TOTAL OPERATING EXPENSES	2,529,819	2,904,189	(310,614)	2,593,575

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	29,517	2,938	—	2,938

TOTAL CAPITAL EXPENDITURES	29,517	2,938	—	2,938

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 40 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Income Assistance, Employment, Community Living Services, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Income Assistance - Program Management	120,529	126,420
Temporary Assistance	345,140	320,040
Disability Assistance	938,675	976,475
Supplementary Assistance	277,994	286,002
	1,682,338	1,708,937

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and other supports consistent with the intent of the legislation. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. This sub-vote also provides for support services and direct operating costs. Costs may be recovered from ministries, other levels of government, Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments for services described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	29,987	29,999
Labour Market Development Agreement	1	1
	29,988	30,000

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote supports organizations that provide employment services to unemployed persons and provides for developing and implementing strategies for dealing with labour force adjustments and meeting human resource requirements. Costs may be recovered from ministries and parties external to government under cost sharing agreements for services described within this sub-vote.

COMMUNITY LIVING SERVICES

Voted Appropriation
Community Living Services	799,777	837,447

Voted Appropriation Description: This sub-vote provides for general support and advice to the minister regarding Adult Community Living Services and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,751	1,756

Voted Appropriation Description: This sub-vote provides for salaries, benefits, members fees and expenses, and operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, community-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for services described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	559	475
Corporate Services	15,406	14,960
	15,965	15,435

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Social Development and Social Innovation, for executive direction of the ministry and administrative services for the operating programs of the ministry, and the Parliamentary Secretary for Accessibility. This includes strategic and business planning, financial administration and budget coordination, human resources, asset and risk management, information technology, and records management. This sub-vote also provides for corporate and community-based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries and parties external to government for services described within this sub-vote.

VOTE 40 — MINISTRY OPERATIONS	2,529,819	2,593,575

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	130,819	127,506
Operating Costs	33,506	37,476
Government Transfers	2,671,947	2,716,655
Other Expenses	20,345	22,692
Internal Recoveries	(15,639)	(140)
External Recoveries	(311,159)	(310,614)
TOTAL OPERATING EXPENSES	2,529,819	2,593,575

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’

SERVICES

The mission of the Ministry of Technology, Innovation and Citizens’ Services is to grow British Columbia’s technology industry, champion innovation, and deliver cost-effective, accessible, and responsive services to citizens and clients.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATIONS
Vote 41 — Ministry Operations	63,703	63,971
Vote 42 — Shared Services BC	426,960	428,918

OPERATING EXPENSES	490,663	492,889
CAPITAL EXPENDITURES [2]	194,468	190,573
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2   Details of capital expenditures are presented in Schedule C.

3   Details of loans, investments and other requirements are presented in Schedule D.

4   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Services to Citizens and Businesses	17,724	30,731	(12,808)	17,923
Office of the Chief Information Officer	12,442	13,876	(1,380)	12,496
Innovation and Technology	8,487	8,493	(2)	8,491
Executive and Support Services	25,050	25,063	(2)	25,061
Logistics and Business Services	12,182	55,760	(43,289)	12,471
Real Property	268,732	373,476	(104,654)	268,822
Technology Solutions	146,046	172,995	(25,370)	147,625

TOTAL OPERATING EXPENSES	490,663	680,394	(187,505)	492,889

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Office of the Chief Information Officer	19,675	41,590	—	41,590
Executive and Support Services	10	10	—	10
Real Property	132,080	130,412	—	130,412
Technology Solutions	42,703	18,561	—	18,561

TOTAL CAPITAL EXPENDITURES	194,468	190,573	—	190,573

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Real Property	—	5,500	(5,500)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	5,500	(5,500)	—

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 41 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services to Citizens and Businesses, Office of the Chief Information Officer, Innovation and Technology, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	16,273	16,472
BC Online	822	822
BC Registry Services	1	1
BC Stats	628	628
	17,724	17,923

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points, including over the counter, telephone, and online, and implementation of cross-government service delivery initiatives to improve service delivery to citizens and businesses. In addition, this sub-vote provides for corporate, personal property, manufactured home, and business registry services for citizens and the business community. This sub-vote also provides for the production of economic, social, business, and demographic statistical information along with data dissemination, survey, and analytic services for government under the Statistics Act. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations, and the public for products and services described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	12,442	12,496

Voted Appropriation Description: This sub-vote provides for strategic information management and technology governance and direction for government. This includes development of standards, policies, and programs to support government initiatives; review of ministry information management and technology initiatives; information security; privacy protection; and promoting and integrating information technology to improve citizen-centred service delivery. This sub-vote also includes services related to the provision of advice and support to government in relation to the transformation of information technology and business processes. Funding may be provided to other organizations to support these initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

INNOVATION AND TECHNOLOGY

Voted Appropriations
Innovation and Technology	2,397	2,401
BC Innovation Council	6,090	6,090
	8,487	8,491

Voted Appropriations Description: This sub-vote provides for the policy, administration, operation, delivery, and support of research, innovation, technology, and commercialization programs and services; developing and implementing strategies; providing strategic direction to remove barriers to innovation and commercialization; providing financial support for projects, programs, initiatives, and trusts that support academic excellence and economic growth and diversification throughout the province. This sub-vote also provides for transfers to the British Columbia Innovation Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other organizations for services described within this sub-vote.

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	563	565
Corporate Services	24,487	24,496
	25,050	25,061

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Technology, Innovation and Citizens’ Services and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote provides for executive direction of the ministry and administrative support services, including legislative and policy support, corporate planning, performance management, corporate human resource strategies, including employee engagement and employee communications; and other administrative services, including financial, information technology, and information management. In addition, this sub-vote provides funding to other organizations to support the provision of programming to all British Columbians through television, the web, and other emerging technologies. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 41 — MINISTRY OPERATIONS	63,703	63,971

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 42 — SHARED SERVICES BC

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Logistics and Business Services, Real Property, and Technology Solutions.

LOGISTICS AND BUSINESS SERVICES

Voted Appropriation
Logistics and Business Services	12,182	12,471

Voted Appropriation Description: This sub-vote provides for procurement and supply services, including warehousing, product distribution, asset disposition services, mail distribution, print and publications, and procurement; intellectual property services; and information access operations to ministries and external customers of Shared Services BC. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations, public and private organizations, and the general public for products and services described within this sub-vote.

REAL PROPERTY

Voted Appropriation
Real Property	268,732	268,822

Voted Appropriation Description: This sub-vote provides for the delivery of property and real estate services, client services, strategic infrastructure planning, supply management, and project coordination services related to facilities, including property management, environmental, and technical services, as well as the purchase and disposal of properties as outlined under the Public Agency Accommodation Act. Property and real estate services may include the acquisition and/or disposal of properties on behalf of government and government organizations. Costs associated with the successful disposal of property are recovered from the proceeds of disposal. Costs may also be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

TECHNOLOGY SOLUTIONS

Voted Appropriation
Technology Solutions	146,046	147,625

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, operational support, and project coordination services related to information technology; corporate business application management; and information technology infrastructure, including network services, desktop services, identity management, security operations, voice and data communications, application hosting, and data services. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for products and services described within this sub-vote.

VOTE 42 — SHARED SERVICES BC	426,960	428,918

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	133,188	133,648
Operating Costs	608,983	610,273
Government Transfers	13,965	14,065
Other Expenses	98,660	100,455
Internal Recoveries	(175,685)	(178,047)
External Recoveries	(188,448)	(187,505)
TOTAL OPERATING EXPENSES	490,663	492,889

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2014/15	2015/16

REAL PROPERTY

RELEASE OF ASSETS FOR ECONOMIC GENERATION — Disbursements represent expenditures associated with the development and sale of surplus properties and/or buildings on behalf of the province. Receipts represent the proceeds of the sale of the properties and/or buildings applied to costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	5,000	5,500
Receipts	(5,000)	(5,500)
Net Cash Requirement (Source)	—	—

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATION
Vote 43 — Ministry Operations	812,293	813,473

OPERATING EXPENSES	812,293	813,473
CAPITAL EXPENDITURES [2]	4,168	5,274
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

CORE BUSINESS SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	11,120	733,482	(722,234)	11,248
Public Transportation	308,813	806,343	(497,266)	309,077
Highway Operations	472,172	589,650	(116,792)	472,858
Commercial Transportation Regulation	1,534	2,345	(801)	1,544
British Columbia Pavilion Corporation	8,992	9,022	—	9,022
Executive and Support Services	9,662	10,979	(1,255)	9,724

TOTAL OPERATING EXPENSES	812,293	2,151,821	(1,338,348)	813,473

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Highway Operations	4,168	5,274	—	5,274

TOTAL CAPITAL EXPENDITURES	4,168	5,274	—	5,274

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 43 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Transportation Regulation, British Columbia Pavilion Corporation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Programs	2,142	2,148
Transportation Investments	1	1
Partnerships	1	1
Port and Airport Development	7,789	7,903
Enhancing Economic Development	1,187	1,195
	11,120	11,248

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Programs, Transportation Investments, Partnerships, Port and Airport Development, Pacific Gateway, and infrastructure development initiatives. Major activities include transportation, highway and corporate policy, service planning and performance measurement, the development of legislation, and highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; asset preservation, including roads and bridges; surfacing, rehabilitation, replacement, seismic retrofit, and safety improvements; rehabilitation of ferries and ferry landings; electrical installations and upgrades; minor roadwork; development and monitoring of public-private partnerships; land base and property management, including port and airport Land Act tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation and infrastructure initiatives such as port and airport development and cycling networks. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, individuals, other levels of government, and private sector partners for services described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	116,163	115,062
Coastal Ferry Services	192,650	194,015
	308,813	309,077

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services. These costs include operating transfers, grants, or payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. This sub-vote also includes provincial investments in transit capital infrastructure and operating expenses. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, individuals, other levels of government, and private sector partners for services described within this sub-vote.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance and Operations	437,946	438,548
Commercial Vehicle Safety and Enforcement	23,609	23,691
Inland Ferries	10,617	10,619
	472,172	472,858

Voted Appropriations Description: This sub-vote provides for Maintenance and Operations, Commercial Vehicle Safety and Enforcement, and Inland Ferries. Major activities include regional, district, and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; engineering; inspection station operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, and assistance with the enforcement of commercial passenger transportation operations; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures, and tunnels; payments to contractors for pavement marking, electrical maintenance, and performance payments; the operation and maintenance of inland ferries and terminals; and transfers to other parties such as local governments. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, individuals, other levels of government, and private sector partners for services described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

COMMERCIAL TRANSPORTATION REGULATION

Voted Appropriations
Container Trucking Commissioner	—	1
Passenger Transportation Board	489	490
Passenger Transportation Branch	1,045	1,053
	1,534	1,544

Voted Appropriations Description: This sub-vote provides for the offices of the Container Trucking Commissioner, Passenger Transportation Board, and Passenger Transportation Branch. The Container Trucking Commissioner issues, audits, and enforces container trucking licences and oversees key drayage industry activities. The Passenger Transportation Board approves applications to operate inter-city buses and passenger-directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. This sub-vote also provides for costs associated with the administration of Commercial Transportation legislation. Costs may be recovered from ministries, individuals, and parties external to government for services described within this sub-vote.

BRITISH COLUMBIA PAVILION CORPORATION

Voted Appropriation
British Columbia Pavilion Corporation	8,992	9,022

Voted Appropriation Description: This sub-vote provides for transfers to the British Columbia Pavilion Corporation.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	544	544
Corporate Services	9,118	9,180
	9,662	9,724

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and Infrastructure, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and the Parliamentary Secretary for Lower Mainland Transportation. This sub-vote also provides for the deputy minister’s office, and services to support program delivery, including finance, administration, strategic human resources, information technology and management, oversight of Crown corporations, writing services, and facilities management. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, individuals, other levels of government, and private sector partners for services described within this sub-vote.

VOTE 43 — MINISTRY OPERATIONS	812,293	813,473

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	111,513	113,474
Operating Costs	1,790,961	1,745,724
Government Transfers	266,535	291,434
Other Expenses	1,063	1,194
Internal Recoveries	(5)	(5)
External Recoveries	(1,357,774)	(1,338,348)
TOTAL OPERATING EXPENSES	812,293	813,473

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATION
Vote 44 — Management of Public Funds and Debt	1,285,466	1,266,645

OPERATING EXPENSES	1,285,466	1,266,645
CAPITAL EXPENDITURES [2]	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,285,463	1,267,875	(1,233)	1,266,642
Cost of Borrowing for Relending to Government Bodies	1	1,197,114	(1,197,113)	1
Cost of Financial Agreements Entered into on Behalf
of Government Bodies	1	945	(944)	1
Cost of Warehouse Borrowing Program	1	16,922	(16,921)	1

TOTAL OPERATING EXPENSES	1,285,466	2,482,856	(1,216,211)	1,266,645

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 44 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for programs and operations described in the voted appropriations under the following four core businesses: Cost of Borrowing for Government Operating and Capital Funding, Cost of Borrowing for Relending to Government Bodies, Cost of Financial Agreements Entered into on Behalf of Government Bodies, and Cost of Warehouse Borrowing Program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,285,463	1,266,642

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements. These include costs, under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, and costs associated with business continuation planning in relation to debt management and banking and cash management functions. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, revenue earned from funds invested as a result of borrowing under this sub-vote, sinking fund investments, prefunding operations, and matched book transactions are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges, and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges, and fees associated with commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2014/15	2015/16

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements, including interest and all other costs, expenses, charges, and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 44 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,285,466	1,266,645

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,418,208	2,482,856
External Recoveries	(1,132,742)	(1,216,211)
TOTAL OPERATING EXPENSES	1,285,466	1,266,645

OTHER APPROPRIATIONS

SIUMMARY

($000)

	Estimates	Estimates
	2014/15[1]	2015/16
VOTED APPROPRIATIONS
Vote 45 — Contingencies (All Ministries) and New Programs	300,000	350,000
Vote 46 — Capital Funding	1,048,243	1,001,447
Vote 47 — Commissions on Collection of Public Funds.	1	1
Vote 48 — Allowances for Doubtful Revenue Accounts.	1	1
Vote 49 — Tax Transfers	778,000	975,000
Vote 50 — Auditor General for Local Government	2,600	2,600
Vote 51 — Electoral Boundaries Commission	2,500	2,000
Vote 52 — Environmental Appeal Board and Forest Appeals Commission	2,075	2,081
Vote 53 — Forest Practices Board	3,815	3,818

OPERATING EXPENSES	2,137,235	2,336,948
CAPITAL EXPENDITURES [2]	81,530	86,640
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2014/15 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2015/16 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY

($000)

	2014/15	2015/16 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	300,000	350,000	—	350,000
Capital Funding	1,048,243	1,001,447	—	1,001,447
Commissions on Collection of Public Funds	1	75,045	(75,044)	1
Allowances for Doubtful Revenue Accounts	1	172,789	(172,788)	1
Tax Transfers	778,000	975,000	—	975,000
Auditor General for Local Government	2,600	2,602	(2)	2,600
Electoral Boundaries Commission	2,500	2,000	—	2,000
Environmental Appeal Board and Forest Appeals Commission	2,075	2,082	(1)	2,081
Forest Practices Board	3,815	3,820	(2)	3,818

TOTAL OPERATING EXPENSES	2,137,235	2,584,785	(247,837)	2,336,948

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	81,530	86,640	—	86,640

TOTAL CAPITAL EXPENDITURES	81,530	86,640	—	86,640

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 45 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for ex gratia payments and the funding of new programs initiated during the fiscal year.

OPERATING EXPENSES
General Programs	300,000	350,000

CAPITAL EXPENDITURES
Project Reserves	81,530	86,640

VOTE 46 — CAPITAL FUNDING

(Minister of Advanced Education, Minister of Education, Minister of Health,

Minister of Natural Gas Development, and Minister of Transportation and Infrastructure)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures, including the costs of land acquisition; new facility acquisition and construction; and existing facility renovation, improvement, and maintenance. Grants may only be made under this vote by the Minister of Advanced Education, the Minister of Education, the Minister of Health, the Minister of Natural Gas Development, and the Minister of Transportation and Infrastructure to government organizations whose operations fall within the respective portfolios of those ministers. The amount of this vote is allocated among responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days. In addition to these allocations, the Minister of Finance has statutory authority to make capital grants to any government organization.

OPERATING EXPENSES
Post-secondary Institutions (Minister of Advanced Education)	146,826	205,507
Schools (Minister of Education)	438,217	392,109
Health Facilities (Minister of Health)	423,956	378,862
Housing (Minister of Natural Gas Development)	39,244	14,969
British Columbia Pavilion Corporation (Minister of Transportation and Infrastructure)	—	10,000
	1,048,243	1,001,447

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 47 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation	Minister of Forests, Lands and Natural Resource Operations
Minister of Advanced Education	Minister of Health
Minister of Agriculture	Minister of International Trade
Minister of Children and Family Development	Minister of Jobs, Tourism and Skills Training
Minister of Community, Sport and Cultural Development	Minister of Justice
Minister of Education	Minister of Natural Gas Development
Minister of Energy and Mines	Minister of Social Development and Social Innovation
Minister of Environment	Minister of Technology, Innovation and Citizens’ Services
Minister of Finance	Minister of Transportation and Infrastructure

This vote provides for recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection, and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Minister of Finance, Legal Services Branch, and the Ministry of Justice. The fees and commissions are deducted from the gross amount of revenues and accounts collected on behalf of government by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	1	1
Ministry of Agriculture	1	1
Ministry of Children and Family Development	1	1
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	1	1
Ministry of Finance	66,000	67,000
Ministry of Forests, Lands and Natural Resource Operations	1,268	1,301
Ministry of Health	878	878
Ministry of International Trade	1	1
Ministry of Jobs, Tourism and Skills Training	2	2
Ministry of Justice	5,457	5,362
Ministry of Natural Gas Development	1	1
Ministry of Social Development and Social Innovation	480	480
Ministry of Technology, Innovation and Citizens’ Services	1	1
Ministry of Transportation and Infrastructure	15	10
Recoveries	(74,110)	(75,043)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 48 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation	Minister of Forests, Lands and Natural Resource Operations
Minister of Advanced Education	Minister of Health
Minister of Agriculture	Minister of International Trade
Minister of Children and Family Development	Minister of Jobs, Tourism and Skills Training
Minister of Community, Sport and Cultural Development	Minister of Justice
Minister of Education	Minister of Natural Gas Development
Minister of Energy and Mines	Minister of Social Development and Social Innovation
Minister of Environment	Minister of Technology, Innovation and Citizens’ Services
Minister of Finance	Minister of Transportation and Infrastructure

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. The allowances for doubtful collections of revenue accounts are deducted from gross revenues by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	2	1
Ministry of Agriculture	1	1
Ministry of Children and Family Development	50	50
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	400	50
Ministry of Finance	140,500	147,000
Ministry of Forests, Lands and Natural Resource Operations	5,570	5,602
Ministry of Health	4,506	4,506
Ministry of International Trade	1	1
Ministry of Jobs, Tourism and Skills Training	2	2
Ministry of Justice	11,715	7,530
Ministry of Natural Gas Development	1	1
Ministry of Social Development and Social Innovation	8,029	8,029
Ministry of Technology, Innovation and Citizens’ Services	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries.	(170,791)	(172,787)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 49 — TAX TRANSFERS

(Minister of Finance)

This vote provides for payment of refundable tax credits under the Income Tax Act. The BC Family Bonus program expense includes amounts paid to the federal government for administering the program.

OPERATING EXPENSES
Low Income Climate Action Tax Credits	194,000	195,000
BC Early Childhood Tax Benefit	—	146,000
Sales Tax Credits	53,000	50,000
Small Business Venture Capital Tax Credits	25,000	25,000
BC Family Bonus	300	200
Other Personal Income Tax Credits	34,700	42,800
Film and Television Tax Credits	80,000	80,000
Production Services Tax Credits	197,500	252,500
Scientific Research and Experimental Development Tax Credits	74,000	68,000
Interactive Digital Media Tax Credits	50,000	50,000
Other Corporate Income Tax Credits	69,500	65,500
	778,000	975,000

VOTE 50 — AUDITOR GENERAL FOR LOCAL GOVERNMENT

(Minister of Community, Sport and Cultural Development)

This vote provides for the operations of the Office of the Auditor General for Local Government. The Auditor General for Local Government, appointed under the Auditor General for Local Government Act, functions independently and is overseen by an Order in Council appointed Audit Council. The Auditor General for Local Government exists to undertake performance audits of the operations of local governments and develop recommendations and practices arising from the audits for use by local governments. The completion of performance audits, with accompanying recommendations, provides local government officials with objective assessments of the cost-effectiveness of their activities and operations, services provided by local government bodies, procedures to measure effectiveness, accountability relationships, and protection of public assets. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for services described within this vote.

OPERATING EXPENSES
Auditor General for Local Government	2,600	2,600

VOTE 51 — ELECTORAL BOUNDARIES COMMISSION

(Minister of Justice and Attorney General)

This vote provides for the operation of the Electoral Boundaries Commission. The Commission, in consultation with the public, will make recommendations for electoral boundaries under the current electoral system.

OPERATING EXPENSES
Electoral Boundaries Commission	2,500	2,000

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2014/15	2015/16

VOTE 52 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION

(Minister of Justice and Attorney General)

This vote provides for the operation, administrative, and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under other legislation. The Forest Appeals Commission hears appeals from decisions made under forest and range legislation. This vote also provides for the operation and administration of other tribunals. Costs may be recovered from ministries, other levels of government, and organizations for services described within this vote.

OPERATING EXPENSES
Environmental Appeal Board	312	312
Forest Appeals Commission	310	310
Administration and Support Services	1,453	1,459
	2,075	2,081

VOTE 53 — FOREST PRACTICES BOARD

(Minister of Forests, Lands and Natural Resource Operations)

This vote provides for the operations of the Forest Practices Board, including independent audits and special investigations of forest and range practices, investigation of public complaints, and administrative appeals. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, and organizations for services described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,815	3,818

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	5,263	5,108
Operating Costs	5,719	5,373
Government Transfers	1,826,243	1,976,447
Other Expenses	544,922	597,860
Internal Recoveries	(3)	(3)
External Recoveries	(244,909)	(247,837)
TOTAL OPERATING EXPENSES	2,137,235	2,336,948

SCHEDULES

A —Consolidated Revenue Fund Operating Expenses and Capital Expenditures Reconciliation — 2014/15

B —Special Accounts Summary

C —Financing Transactions — Capital Expenditures

D —Financing Transactions — Loans, Investments and Other Requirements

E —Financing Transactions — Revenue Collected for, and Transferred to, Other Entities

F —Summary of Ministerial Accountability for Operating Expenses

G —Estimated Consolidated Revenue Fund Operating Result

H —Major Service Delivery Agencies Estimated Revenues and Expenses

I —Estimated Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 15/16

CONSOLIDATED REVENUE FUND	Schedule A

OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2014/15

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Advanced Education
Total Operating Expenses and Capital Expenditures — 2014/15 Estimates	1,935,671	504
Transfer from Ministry of Technology, Innovation and Citizens’ Services
Board Resourcing and Development Office funding	447	—
Government Communications and Public Engagement funding	37,255	—
Reassignment of staff and funding	63	—
Total Operating Expenses and Capital Expenditures — 2014/15 Restated	1,973,436	504

Agriculture
Total Operating Expenses and Capital Expenditures — 2014/15 Estimates	79,733	294
Transfer from Ministry of Technology, Innovation and Citizens’ Services
Business Risk Management IT funding	276	—
Maintenance Cost funding	15	—
Total Operating Expenses and Capital Expenditures — 2014/15 Restated	80,024	294

Children and Family Development
Total Operating Expenses and Capital Expenditures — 2014/15 Estimates	1,356,419	1,040
Transfer to Ministry of Health
Nursing Support Services funding	(17,183)	—
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Centralization of Building Occupancy Charges funding	(30)	—
Total Operating Expenses and Capital Expenditures — 2014/15 Restated	1,339,206	1,040

Education
Total Operating Expenses and Capital Expenditures — 2014/15 Estimates	5,386,762	1,238
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Centralization of Building Occupancy Charges funding	(157)	—
Total Operating Expenses and Capital Expenditures — 2014/15 Restated	5,386,605	1,238

Environment
Total Operating Expenses and Capital Expenditures — 2014/15 Estimates	133,692	19,033
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Centralization of Building Occupancy Charges funding	(144)	—
Total Operating Expenses and Capital Expenditures — 2014/15 Restated	133,548	19,033

Forests, Lands and Natural Resource Operations
Total Operating Expenses and Capital Expenditures — 2014/15 Estimates	591,283	56,294
Transfer from Ministry of International Trade
Softwood Lumber Agreement funding	1,600	—
Total Operating Expenses and Capital Expenditures — 2014/15 Restated	592,883	56,294

Health
Total Operating Expenses and Capital Expenditures — 2014/15 Estimates	16,936,070	8,326
Transfer from Ministry of Children and Family Development
Nursing Support Services funding	17,183	—
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Centralization of Building Occupancy Charges funding	(95)	—
Total Operating Expenses and Capital Expenditures — 2014/15 Restated	16,953,158	8,326

ESTIMATES, 15/16

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2014/15

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
International Trade
Total Operating Expenses and Capital Expenditures — 2014/15 Estimates	36,135	1
Transfer to Ministry of Forests, Lands and Natural Resource Operations
Softwood Lumber Agreement funding	(1,600)	—
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Centralization of Building Occupancy Charges funding	(239)	—
Total Operating Expenses and Capital Expenditures — 2014/15 Restated	34,296	1

Jobs, Tourism and Skills Training
Total Operating Expenses and Capital Expenditures — 2014/15 Estimates	198,885	9,475
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Centralization of Building Occupancy Charges funding	(217)	—
Total Operating Expenses and Capital Expenditures — 2014/15 Restated	198,668	9,475

Justice
Total Operating Expenses and Capital Expenditures — 2014/15 Estimates	1,155,166	15,902
Transfer from Ministry of Technology, Innovation and Citizens’ Services
Maintenance Cost funding	140	—
Transfer to Ministry of Technology, Innovation and Citizens’ Services
Centralization of Building Occupancy Charges funding	(969)	—
Total Operating Expenses and Capital Expenditures — 2014/15 Restated	1,154,337	15,902

Technology, Innovation and Citizens’ Services
Total Operating Expenses and Capital Expenditures — 2014/15 Estimates	527,008	194,468
Transfer from Ministries
Centralization of Building Occupancy Charges funding	1,851	—
Transfer to Ministries
Maintenance Cost funding	(155)	—
Transfer to Ministry of Advanced Education
Board Resourcing and Development Office funding	(447)	—
Government Communications and Public Engagement funding	(37,255)	—
Reassignment of staff and funding	(63)	—
Transfer to Ministry of Agriculture
Business Risk Management IT funding	(276)	—
Total Operating Expenses and Capital Expenditures — 2014/15 Restated	490,663	194,468

All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2014/15 Estimates	36,157,000	431,503
Total Transfers from Special Offices, Ministries and Other Appropriations	58,830	—
Total Transfers to Special Offices, Ministries and Other Appropriations	(58,830)	—
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2014/15 Restated	36,157,000	431,503

ESTIMATES, 15/16

SPECIAL ACCOUNTS SUMMARY	Schedule B
(for the Fiscal Year Ending March 31, 2016)
($000)

	Spending			Transfer	Financing			Spending
	Authority			from (to)	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2015	Revenue	Expense	Fund[2]	(Disbursements)	Expense	Adjustment³	March 31, 2016

Special Accounts[1]
BC Arts and Culture Endowment special account	7,157	3,100	(2,500)	—	—	—	—	7,757
BC Timber Sales Account	299,084	248,420	(164,645)	(90,000)	(80,301)	(34,156)	88,502	266,904
British Columbia Training and Education Savings Program	413,986	5,473	(30,001)	45,178	—	—	—	434,636
Civil Forfeiture Account	7,105	1,033	—	—	—	—	—	8,138
Corrections Work Program Account	3,153	1,350	(1,281)	—	—	—	60	3,282
Criminal Asset Management Fund	2,331	—	—	—	—	—	—	2,331
Crown Land special account	50,000	133,179	(20)	(133,184)	25	—	—	50,000
First Citizens Fund	1,057	1,800	(2,630)	—	—	—	—	227
First Nations Clean Energy Business Fund special account	3,126	2,363	(2,529)	—	—	—	—	2,960
Forest Stand Management Fund	11,723	—	—	—	—	—	—	11,723
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	95,369	12,884	(12,000)	—	—	—	—	96,253
Innovative Clean Energy Fund special account	14,003	6,000	(2,301)	—	—	—	—	17,702
Insurance and Risk Management Account	455,952	21,790	(4,191)	—	—	—	391	473,942
Northern Development Fund	599	575	(500)	—	—	—	—	674
Park Enhancement Fund special account	3,471	1,900	(1,800)	—	—	(400)	—	3,171
Physical Fitness and Amateur Sports Fund	159	1,700	(1,700)	—	—	—	—	159
Production Insurance Account	44,964	25,500	(20,800)	—	—	—	—	49,664
Provincial Home Acquisition Wind Up special account	15,464	5	(10)	—	10	—	—	15,469
Public Guardian and Trustee Operating Account	25,873	8,577	(8,577)	—	—	(363)	625	26,135
Sustainable Environment Fund	9,405	19,900	(18,935)	—	—	—	—	10,370
Teachers Act Special Account	3,999	6,410	(7,610)	—	—	—	—	2,799
University Endowment Lands Administration Account	33,950	8,442	(8,442)	—	—	—	—	33,950
Victim Surcharge Special Account	39,370	12,000	(13,504)	—	—	—	—	37,866
	1,541,300	669,651	(451,226)	(178,006)	(80,266)	(34,919)	89,578	1,556,112

Transfers from Voted Appropriations to Special Accounts[4]
Production Insurance Account	—	(8,800)	8,800	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(8,577)	8,577	—	—	—	—	—
	—	(17,377)	17,377	—	—	—	—	—

Total Special Accounts (net of transfers)	1,541,300	652,274	(433,849)	(178,006)	(80,266)	(34,919)	89,578	1,556,112

1 Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 Transfers from (to) the General Fund consist of changes in statutory spending authority.

3 Working Capital Adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortization, inventory, and accounts receivable and payable.

4 Transfers from Voted Appropriations to Special Accounts are eliminated to establish the amount of special account expenses that require statutory appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements shown on page 12.

ESTIMATES, 15/16

FINANCING TRANSACTIONS	Schedule C
CAPITAL EXPENDITURES
(for the Fiscal Year ending March 31, 2016)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

					Net cash
	Capital Spending	P3 Liabilities	Receipts	Disbursements	Requirement
SUMMARY
Voted Appropriation	356,949	—	—	356,949	356,949
Special Accounts ¹	34,919	—	—	34,919	34,919
Service Delivery Agencies	3,339,607	(272,816)	(713,880)	3,066,791	2,352,911
Total	3,731,475	(272,816)	(713,880)	3,458,659	2,744,779

Legislation	2,830	—	—	2,830	2,830
Officers of the Legislature	1,035	—	—	1,035	1,035
Office of the Premier	1	—	—	1	1
Ministry of Aboriginal Relations and Reconciliation	1	—	—	1	1
Ministry of Advanced Education	504	—	—	504	504
Ministry of Agriculture	834	—	—	834	834
Ministry of Children and Family Development	2,379	—	—	2,379	2,379
Ministry of Community, Sport and Cultural Development	1,288	—	—	1,288	1,288
Ministry of Education	916	—	—	916	916
Ministry of Energy and Mines	556	—	—	556	556
Ministry of Environment	20,838	—	—	20,838	20,838
Ministry of Finance	473	—	—	473	473
Ministry of Forests, Lands and Natural Resource Operations	54,098	—	—	54,098	54,098
Ministry of Health	5,597	—	—	5,597	5,597
Ministry of International Trade	1	—	—	1	1
Ministry of Jobs, Tourism and Skills Training	1,867	—	—	1,867	1,867
Ministry of Justice	13,224	—	—	13,224	13,224
Ministry of Natural Gas Development	1	—	—	1	1
Ministry of Social Development and Social Innovation	2,938	—	—	2,938	2,938
Ministry of Technology, Innovation and Citizens’ Services	190,573	—	—	190,573	190,573
Ministry of Transportation and Infrastructure	5,274	—	—	5,274	5,274
Project Reserves ²	86,640	—	—	86,640	86,640
Consolidated Revenue Fund Total ³	391,868	—	—	391,868	391,868

Health Facilities	983,521	(182,064)	(285,399)	801,457	516,058
Schools	480,596	—	(18,302)	480,596	462,294
Post-secondary Institutions	690,802	—	(106,768)	690,802	584,034
Transportation	1,060,476	(58,931)	(300,311)	1,001,545	701,234
Other	124,212	(31,821)	(3,100)	92,391	89,291
Service Delivery Agencies Total [4]	3,339,607	(272,816)	(713,880)	3,066,791	2,352,911
Total	3,731,475	(272,816)	(713,880)	3,458,659	2,744,779

¹ The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2015/16 Estimates.

² Administered by the Minister of Finance.

³ The allocation of the total voted disbursements among categories of capital expenditures is available in the Supplement to the Estimates.

4 The total net cash requirement (source) from service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 15/16

FINANCING TRANSACTIONS	Schedule D
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ¹
(for the Fiscal Year Ending March 31, 2016)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
	Receipts	Disbursements	Requirement
SUMMARY
Voted Appropriations	(205,431)	380,957	175,526
Special Accounts	(35)	80,301	80,266
Service Delivery Agencies	0	259,208	259,208
Total	(205,466)	720,466	515,000

Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	(31)	—	(31)
Ministry of Environment
Greenhouse Gas Emissions Offsets — Purchase of greenhouse gas emissions offsets	—	13,000	13,000
Ministry of Finance
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	(14,000)	2,550	(11,450)
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	(58,000)	120,000	62,000
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	(10,000)	25	(9,975)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	(115,000)	230,000	115,000
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans, payments of guarantee claims, and other disbursements	(10)	—	(10)
Ministry of Forests, Lands and Natural Resource Operations
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	80,301	80,301
Crown Land Administration — Development of land for sale in future years	—	6,382	6,382
Crown Land Special Account — Repayment of outstanding loans and deposits made on pending sales	(25)	—	(25)
Tourism Development — Development of land for sale in future years	—	600	600
Ministry of Justice
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	(2,900)	2,900	—
Ministry of Technology, Innovation and Citizens’ Services
Release of Assets for Economic Generation — Development and sale of surplus properties/buildings	(5,500)	5,500	—
Consolidated Revenue Fund Total	(205,466)	461,258	255,792
Service Delivery Agencies ²	—	259,208	259,208
Total	(205,466)	720,466	515,000

¹ Further information on these financing transactions is included in the relevant ministry section of the Estimates.

² The total net cash requirement (source) for service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 15/16

FINANCING TRANSACTIONS	Schedule E
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES¹
(for the Fiscal Year Ending March 31, 2016)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, is shown for information purposes only. Actual disbursements may vary depending on the amount of receipts in each program area. However, total disbursements may not exceed the total voted amount without further appropriation.

			Net Cash
	Receipts	Disbursements	Requirement

Ministry of Finance

BC Transit	(11,800)	11,800	—

BC Transportation Financing Authority	(419,500)	419,500	—

Cowichan Tribes	(3,000)	3,000	—

Municipalities or Eligible Entities	(35,600)	35,600	—

Rural Areas	(320,000)	320,000	—

South Coast British Columbia Transportation Authority	(346,000)	346,000	—

Ministry of Forests, Lands and Natural Resource Operations

Habitat Conservation Trust	(5,977)	5,977	—

Ministry of Natural Gas Development

Oil and Gas Commission	(29,740)	29,740	—

Total	(1,171,617)	1,171,617	—

1 Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 15/16

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule F

(for the Fiscal Year Ending March 31, 2016)

($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitled “Voted Appropriations in the 2015/16 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2015/16 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2015/16 Estimates.

		Voted Appropriation	2015/16
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2015/16 Estimates	Expenses (net)	Amount

Premier	Office of the Premier	9,028	9,028

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	81,724	81,724

Minister of Advanced Education[1]	Ministry of Advanced Education	1,960,606
	Capital Funding	205,507	2,166,113

Minister of Agriculture	Ministry of Agriculture	68,229	68,229

Minister of Children and Family Development	Ministry of Children and Family Development	1,378,927	1,378,927

Minister of Community, Sport and Cultural Development	Ministry of Community, Sport and Cultural Development	215,828
	Auditor General for Local Government	2,600	218,428

Minister of Education[1]	Ministry of Education	5,460,832
	Capital Funding	392,109	5,852,941

Minister of Energy and Mines	Ministry of Energy and Mines	25,524	25,524

Minister of Environment	Ministry of Environment	129,732	129,732

Minister of Finance	Ministry of Finance	215,692
	Management of Public Funds and Debt	1,266,645
	Contingencies (All Ministries) and New Programs	350,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Tax Transfers	975,000	2,807,339

1 The Ministers of Advanced Education, Education, Health, Natural Gas Development, and Transportation and Infrastructure each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 46.

ESTIMATES, 15/16

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule F

(for the Fiscal Year Ending March 31, 2016)

($000)

		Voted Appropriation	2015/16
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2015/16 Estimates	Expenses (net)	Amount

Minister of Forests, Lands and Natural Resource Operations	Ministry of Forests, Lands and Natural Resource Operations	443,622
	Forest Practices Board	3,818	447,440

Minister of Health[1]	Ministry of Health	17,297,183
	Capital Funding	378,862	17,676,045

Minister of International Trade	Ministry of International Trade	48,521	48,521

Minister of Jobs, Tourism and Skills Training	Ministry of Jobs, Tourism and Skills Training	198,360	198,360

Minister of Justice and Attorney General	Ministry of Justice	1,157,596
	Electoral Boundaries Commission	2,000
	Environmental Appeal Board and Forest Appeals Commission	2,081	1,161,677

Minister of Natural Gas Development[1]	Ministry of Natural Gas Development	432,265
	Capital Funding	14,969	447,234

Minister of Social Development and Social Innovation	Ministry of Social Development and Social Innovation	2,593,575	2,593,575

Minister of Technology, Innovation and Citizens’ Services	Ministry of Technology, Innovation and Citizens’ Services	492,889	492,889

Minister of Transportation and Infrastructure[1]	Ministry of Transportation and Infrastructure	813,473
	Capital Funding	10,000	823,473

	Total Estimated Amount		36,627,199

	Not Applicable
	Legislation	69,565
	Officers of the Legislature	52,387
	Total Voted Appropriations	36,749,151

1 The Ministers of Advanced Education, Education, Health, Natural Gas Development, and Transportation and Infrastructure each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 46.

ESTIMATES, 15/16

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT [1]	Schedule G

($000)

Estimates [2]	Forecast [2]		Estimates
2014/15	2014/15		2015/16

		Revenue Summary [3]
21,473,000	22,266,000	Taxation revenue	22,448,000
2,873,000	2,821,000	Natural resource revenue	2,599,000
3,311,000	3,254,000	Other Revenue	3,386,000
6,032,000	6,002,000	Contributions from the Federal government	6,286,000
2,575,000	2,202,000	Contributions from the self-supported Crown corporations	2,407,000
36,264,000	36,545,000	Total Consolidated Revenue Fund Revenue	37,126,000

		Expense Summary [4]
69,565	69,565	Legislation	69,565
48,619	48,619	Officers of the Legislature	52,387
9,008	9,008	Office of the Premier	9,028
82,275	84,275	Ministry of Aboriginal Relations and Reconciliation	86,883
1,973,436	1,972,436	Ministry of Advanced Education	1,960,606
80,024	80,024	Ministry of Agriculture	80,229
1,339,206	1,339,206	Ministry of Children and Family Development	1,378,927
221,360	221,360	Ministry of Community, Sport and Cultural Development	228,470
5,386,605	5,396,605	Ministry of Education	5,498,443
21,407	30,407	Ministry of Energy and Mines	27,825
133,548	133,548	Ministry of Environment	150,467
202,189	268,189	Ministry of Finance	219,893
592,883	834,883	Ministry of Forests, Lands and Natural Resource Operations	608,287
16,953,158	16,928,158	Ministry of Health	17,444,433
34,296	34,296	Ministry of International Trade	48,521
198,668	198,668	Ministry of Jobs, Tourism and Skills Training	198,860
1,154,337	1,169,337	Ministry of Justice	1,172,381
400,940	400,940	Ministry of Natural Gas Development	444,265
2,529,819	2,529,819	Ministry of Social Development and Social Innovation	2,593,575
490,663	490,663	Ministry of Technology, Innovation and Citizens’ Services	492,889
812,293	812,293	Ministry of Transportation and Infrastructure	813,473
1,285,466	1,220,466	Management of Public Funds and Debt	1,266,645
2,137,235	2,059,235	Other Appropriations [5]	2,336,948
36,157,000	36,332,000	Total Appropriations	37,183,000
(17,000)	(17,000)	Elimination of transactions between appropriations [6]	(20,000)
—	(65,000)	Reversal of prior year over accruals	—
36,140,000	36,250,000	Total Consolidated Revenue Fund Expense	37,163,000
124,000	295,000	Consolidated Revenue Fund Operating Result	(37,000)

[1]	Figures other than appropriations have been rounded to the nearest million.
[2]	The 2014/15 Estimates and Forecast amounts have been restated to conform with the 2015/16 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.
[3]	Excludes revenue collected for, and transferred to, other entities (see Schedule E).
[4]	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.
[5]	See page 12 for details on Other Appropriations.
[6]	Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

ESTIMATES, 15/16

MAJOR SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES [1]	Schedule H

($000)

Estimates	Forecast		Estimates
2014/15	2014/15		2015/16

		School Districts
5,683,600	5,437,200	Revenue	5,798,800
(5,667,500)	(5,407,100)	Expense	(5,786,600)
16,100	30,100		12,200
		Universities
4,227,100	4,264,600	Revenue	4,324,100
(4,151,600)	(4,177,000)	Expense	(4,251,900)
75,500	87,600		72,200
		Colleges and Institutes
1,131,900	1,143,300	Revenue	1,133,000
(1,125,400)	(1,138,500)	Expense	(1,129,600)
6,500	4,800		3,400
		Health Authorities and Hospital Societies
13,108,200	13,257,000	Revenue	13,717,300
(13,108,200)	(13,241,900)	Expense	(13,446,500)
—	15,100		270,800
		Community Living British Columbia
814,600	822,700	Revenue	852,500
(814,600)	(822,700)	Expense	(852,500)
—	—		—
		British Columbia Housing Management Commission
660,800	671,700	Revenue	657,500
(660,800)	(671,700)	Expense	(657,500)
—	—		—
		British Columbia Pavilion Corporation
111,900	110,700	Revenue	115,000
(125,500)	(122,500)	Expense	(127,500)
(13,600)	(11,800)		(12,500)
		British Columbia Transit
321,300	299,300	Revenue	318,400
(321,300)	(299,000)	Expense	(318,400)
—	300		—
		BC Transportation Financing Authority
629,500	602,300	Revenue	619,900
(1,038,400)	(996,500)	Expense	(1,105,800)
(408,900)	(394,200)		(485,900)
		Provincial Rental Housing Corporation
180,300	86,000	Revenue	229,100
(50,600)	(50,600)	Expense	(55,100)
129,700	35,400		174,000

1 Figures have been rounded to the nearest one hundred thousand.

ESTIMATES, 15/16

ESTIMATED TAXPAYER-SUPPORTED STAFF UTILIZATION [1]	Schedule I

(for the Fiscal Year Ending March 31, 2016)

(FTEs)

Estimates	Forecast		Estimates
2014/15	2014/15		2015/16

26,300	26,600	Ministries and special offices (CRF)	26,500
4,680	4,805	Service delivery agencies	4,821
30,980	31,405	Total taxpayer-supported staff utilization	31,321

1 Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 15/16

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Voted expenses for special offices, ministries, and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry, and other appropriation at the standard object of expense level. Both publications can be found on the government of British Columbia’s Budget website at http://www.bcbudget.gov.bc.ca/. The account classification system is described below in more detail.

Salaries and Benefits

•        Base Salaries — includes the cost of base salaries, overtime pay, and lump sum payments for all permanent and temporary direct employees of the government.

•        Supplementary Salary Costs — includes the cost of extra pay for certain types of work, such as shift differential, premiums, and allowances.

•        Employee Benefits — includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer, such as relocation and transfer expenses, are also included.

•        Legislative Salaries and Indemnities — includes the cost of the annual MLA indemnity and supplementary salaries as authorized under section 4 of the Members’ Remuneration and Pensions Act. Salaries for the Officers of the Legislature are also included.

Operating Costs

•        Boards, Commissions and Courts — Fees and Expenses — includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•        Public Servant Travel — includes travel expenses of direct government employees and officials on government business, including prescribed allowances.

•        Centralized Management Support Services — includes central agency charges to ministries for services such as legal services.

•        Professional Services — includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•        Information Systems — Operating — includes all contract fees and costs related to data, voice, image, and text processing operations and services, such as data and word processing, data communications charges, supplies, repairs, maintenance, and short-term rentals of information processing equipment.

•        Office and Business Expenses — includes supplies and services required for the operation of offices.

•        Informational Advertising and Publications — includes costs associated with non-statutory advertising and general publications.

•        Statutory Advertising and Publications — includes costs associated with special notices and publications required by statute and regulations.

•        Utilities, Materials and Supplies — includes the cost of services such as the supply of water and electricity, materials, and supplies required for normal operation of government services and food for institutions.

•        Operating Equipment and Vehicles — includes the costs associated with the repair and maintenance of government vehicles and operating machinery and equipment.

•        Non-Capital Roads and Bridges — includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•        Amortization — includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•        Building Occupancy Charges — includes payments to the private sector for the rental and/or maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 15/16

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS (Continued)

Government Transfers

•        Transfers — Grants — includes payments to individuals, businesses, non-profit associations, and other entities which may include stipulations as to the use of the funds and which are not entitlements or shared cost arrangements.

•        Transfers — Entitlements — includes payments to individuals, businesses, and other entities where eligible recipients must be paid under statute or regulation once they meet all eligibility criteria, if any, outlined in the statute or regulations.

•        Transfers — Shared Cost Arrangements — includes payments that are reimbursements to individuals, businesses, and other entities under the terms of a contract or agreement.

Other Expenses

•        Transfers Between Votes and Special Accounts — includes transfers (payments) between a vote and a special account.

•        Interest on the Public Debt — includes only interest payments on the direct provincial debt borrowed for government purposes.

•        Other Expenses — includes expenses, such as financing costs, valuation allowances, and other expenses, which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•        Recoveries Between Votes and Special Accounts — includes recoveries between a vote and a special account.

•        Recoveries Within the Consolidated Revenue Fund — includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•        Recoveries Within the Government Reporting Entity — includes costs and amounts recovered from government corporations, organizations, and agencies; the offset for commissions paid for the collection of government revenues and accounts; and the write-off of uncollectible revenue related accounts.

•        Recoveries External to the Government Reporting Entity — includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries, and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry, and other appropriation at the standard object of capital expenditure level. The category of assets is described below.

•        Land — includes the purchased or acquired value for parks and other recreation land, land directly associated with capitalized infrastructure (buildings, ferries, and bridges), but does not include land held for resale.

•        Land Improvements — includes the capital costs for improvements to dams and water management systems and recreation areas.

•        Buildings — includes the purchase, construction, or major improvement of buildings owned by the Consolidated Revenue Fund.

•        Specialized Equipment — includes the purchase or capital lease cost of heavy equipment, such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•        Office Furniture and Equipment — includes the cost or capital lease cost of office furniture and equipment.

•        Vehicles — includes the purchase or capital lease cost of passenger, light truck, and utility vehicles.

•        Information Systems — includes the purchase or capital lease cost of mainframe and other systems hardware, software, and related equipment.

•        Tenant Improvements — includes the cost or capital lease cost of improvements to leased space.

•        Roads — includes the capital costs for construction or major improvements of roads, highways, bridges, and ferries.